UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Legacy Reserves LP
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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303 W. Wall, Suite 1800
Midland, Texas 79701

, 2016

To Our Limited Partners:

You are cordially invited to attend the 2016 Annual Meeting of Unitholders of Legacy Reserves LP to be held on May 10, 2016 commencing at 10:30 a.m. local time at the Midland Petroleum Club located at 501 W. Wall, Midland, Texas 79701. Proxy materials, which include a Notice of the Meeting, proxy statement and proxy card, are enclosed with this letter. The attached proxy statement is first being mailed to unitholders of Legacy Reserves LP on or about           , 2016. We have also enclosed our 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The board of directors of our general partner has called this Annual Meeting for you to consider and act upon:

(1)	The election of eight directors nominated to our general partner’s board of directors to serve until the next Annual Meeting of Unitholders;

(2)	The amendment a certain provision of our partnership agreement to clarify the treatment of abstentions and broker non-votes in establishing a quorum and counting votes and to amend certain voting standards for votes of the holders of the Partnership’s securities to provide for a majority of votes cast standard;

(3)	The amendment of the provision of our partnership agreement relating to the approval by our unitholders of amendments to the partnership agreement to provide for a majority of votes cast standard;

(4)	The amendment of the provision of our partnership agreement relating to the approval by our unitholders of merger agreements to provide for a majority of votes cast standard; and

(5)	The ratification of the appointment of our selection of BDO USA, LLP as independent registered public accounting firm of the Partnership for the fiscal year ending December 31, 2016.

The current board of directors of our general partner recommends that you approve all five (5) of the above-listed matters.

Your vote is important to us and our business. Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or vote on the internet or by telephone as instructed. If you attend the meeting after having returned the enclosed proxy card (or voted by internet or telephone), you may revoke your proxy, if you wish, and vote in person. A proxy may also be revoked at any time before it is exercised by giving written notice to, or filing a duly exercised proxy bearing a later date with, our Secretary. If you would like to attend and your units are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the units to provide you with evidence of your unit ownership.

We look forward to seeing you at the meeting.

Sincerely,

Cary D. Brown
Chairman of the Board
Legacy Reserves GP, LLC, general partner of
Legacy Reserves LP

303 W. Wall, Suite 1800
Midland, Texas 79701
__________________

NOTICE OF THE 2016
ANNUAL MEETING OF UNITHOLDERS
__________________

The Annual Meeting of the Unitholders of Legacy Reserves LP, or the Partnership, will be held on Tuesday, May 10, 2016, at 10:30 a.m. local time at the Midland Petroleum Club located at 501 W. Wall, Midland, Texas 79701 for the following purposes:

1.	To elect eight (8) directors to the board of directors of our general partner, each to serve until the next Annual Meeting of Unitholders;

2.	To amend a provision of our partnership agreement to clarify the treatment of abstentions and broker non-votes in establishing a quorum and counting votes and to amend certain voting standards for votes of the holders of the Partnership’s securities to provide for a majority of votes cast standard;

3.	To amend the provision of our partnership agreement relating to the approval by our unitholders of amendments to the partnership agreement to provide for a majority of votes cast standard;

4.	To amend the provision of our partnership agreement relating to the approval by our unitholders of merger agreements to provide for a majority of votes cast standard;

5.	To ratify the appointment of BDO USA, LLP as independent registered public accountants of the Partnership for the fiscal year ending December 31, 2016; and

6.	To transact any other business as may properly come before the Annual Meeting or any adjournment thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders in favor of adopting the foregoing proposals.

Only unitholders of record at the close of business on March 14, 2016, are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such unitholders will be open to examination, during regular business hours, by any unitholder for at least ten days prior to the Annual Meeting, at our offices at 303 W. Wall, Suite 1800, Midland, Texas 79701. Unitholders holding a majority of the outstanding units representing limited partner interests are required to be present or represented by proxy at the meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT
      Your broker cannot vote your units on your behalf until it receives your voting instructions. For your convenience, internet and telephone voting are available. The instructions for voting by internet or telephone are set forth on your proxy card. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope. If you do attend the meeting and prefer to vote in person, you may do so.

Please note that space limitations make it necessary to limit attendance at the meeting to unitholders, though each unitholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. Each unitholder may be asked to present valid picture identification such as a driver’s license or passport. Unitholders holding units in brokerage accounts must bring a copy of a brokerage statement reflecting unit ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

Cary D. Brown
Chairman of the Board
Legacy Reserves GP, LLC, general partner of
Legacy Reserves LP

Midland, Texas
                , 2016

Proxy Statement for the
Annual Meeting of Unitholders of
LEGACY RESERVES LP
To Be Held on Tuesday, May 10, 2016

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING		1

The Annual Meeting		1
Voting and Proxy Procedures		2
Quorum and Required Votes		3
Additional Questions and Information		4

PROPOSAL 1	ELECTION OF DIRECTORS	6

Board of Directors		6
Voting		6
Recommendation and Proxies		6
Nominees for Election		6

PROPOSAL 2	APPROVAL OF AN AMENDMENT TO OUR PARTNERSHIP AGREEMENT RELATING TO VOTING STANDARDS FOR VOTES OF THE PARTNERSHIP’S SECURITIES	12

The Proposal		12

PROPOSAL 3	APPROVAL OF AN AMENDMENT TO OUR PARTNERSHIP AGREEMENT RELATING TO VOTING STANDARDS FOR APPROVAL OF AN AMENDMENT OF THE AGREEMENT	13

The Proposal		13
Special Questions and Answers Relating to the Partnership Agreement Amendment Voting Proposal		14

PROPOSAL 4	APPROVAL OF AN AMENDMENT TO OUR PARTNERSHIP AGREEMENT RELATING TO VOTING STANDARDS FOR APPROVAL OF MERGER AGREEMENTS UNDER CONSIDERATION BY THE PARTNERSHIP	16

The Proposal		16
Special Questions and Answers Relating to the Merger Voting Proposal		17

CORPORATE GOVERNANCE		18

Management of Legacy Reserves LP		18
Board of Directors		18
Director Independence		18
Leadership Structure of the Board		18
Risk Oversight		19
Code of Ethics		23

COMPENSATION DISCUSSION AND ANALYSIS		24

Introduction		24
Executive Summary		24
Corporate Governance		28
Executive Officer Compensation Strategy and Philosophy		29

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Legacy Reserves LP
303 W. Wall, Suite 1800
Midland, Texas 79701
__________________

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF UNITHOLDERS
TO BE HELD ON MAY 10, 2016
__________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

Definitions:

Unless otherwise indicated, the terms “Partnership,” “Legacy”, “we,” “our,” and “us” are used in this proxy statement to refer to Legacy Reserves LP together with our subsidiaries. The terms “Board” and “Board of Directors” refer to our general partner’s board of directors. The term “compensation committee” refers to the compensation committee of the Board of Directors. The term “audit committee” refers to the audit committee of the Board of Directors. The term “nominating, governance and conflicts committee” refers to the nominating, governance and conflicts committee of the Board of Directors.

What is a proxy statement and why is it important?

We hold a meeting of unitholders annually. This year’s meeting will be held on May 10, 2016. Our Board of Directors is seeking your proxy to vote at the 2016 Annual Meeting of Unitholders (“Annual Meeting”). This proxy statement contains important information about the Partnership and each of the matters to be voted on at the meeting. We are mailing this proxy statement to unitholders on or about , 2016. Please read these materials carefully so that you have the information you need to make informed decisions.

You do not need to attend the Annual Meeting to vote. Instead, you may simply complete, sign and return the enclosed proxy card or vote on the internet or by telephone as provided on your proxy card.

When and where is the Annual Meeting?

The 2016 Annual Meeting of Unitholders of Legacy Reserves LP will be held on Tuesday, May 10, 2016, at 10:30 a.m., local time, at the Midland Petroleum Club located at 501 W. Wall, Midland, Texas 79701.

The Petroleum Club of Midland is located on the southwest corner of Wall Street and Marienfeld in downtown Midland. From the Midland International Airport, exit the airport on the south side and cross over and merge onto Business 20 East, which turns into Wall Street. The Petroleum Club is 10 miles east of the airport and is a white, two story building. There is parking behind the building. For your convenience, the Petroleum Club phone number is (432) 682-2557.

What am I being asked to vote upon?

You are being asked to (1) approve the election of the directors nominated to our Board of Directors to serve until the next Annual Meeting of Unitholders; (2) approve the amendment of a provision of our partnership agreement to clarify the treatment of abstentions and broker non-votes in establishing a quorum and counting votes and to amend certain voting standards for votes of the holders of the Partnership’s securities to provide for a majority of votes cast standard; (3) approve the amendment of our partnership agreement to provide for a majority of votes cast standard for the approval of an amendment to our partnership agreement by our unitholders; (4) approve the amendment of our partnership agreement to provide for a majority of votes cast standard for the approval of merger agreements by our unitholders; (5) ratify the appointment of the firm of BDO USA, LLP as independent registered public accountants of the Partnership for the fiscal year ending December 31, 2016; and (6) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Voting and Proxy Procedures

Who may vote at the Annual Meeting?

Only unitholders of record at the close of business on March 14, 2016, the record date for the Annual Meeting, are entitled to participate in the Annual Meeting. If you were a unitholder of record on that date, you will be entitled to vote all of the units representing limited partner interests of Legacy Reserves LP, each referred to as a unit, that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

It is critical that you instruct your broker how you wish to vote your units on Proposals 1, 2, 3 and 4. Absent instructions from you, the bank or broker may not vote your units on these proposals and your units will be considered broker non-votes, which will have no effect on the outcome of Proposal 1 and will have the effect as a vote against Proposals 2, 3 and 4, which would be contrary to the recommendation of our Board of Directors.

What are the voting rights of the holders of units?

Each unit is entitled to one vote on all matters. Your proxy card indicates the number of units that you owned as of the record date.

Who is soliciting my proxy?

Our Board of Directors on behalf of the Partnership is soliciting proxies to be voted at the Annual Meeting.

Additionally, we have retained Morrow & Co., LLC, (“Morrow”) to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Morrow $8,500, plus reasonable additional expenses, for proxy solicitation services.

What different methods can I use to vote?

By Written Proxy. Regardless of whether you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

By Internet. Go to the website set forth on the proxy card and follow the on-screen instructions. You will need the control number contained on your proxy card. Voting by internet is the fastest and lowest cost medium of voting your proxy.

By Telephone. Please dial the toll-free telephone number set forth on the proxy card and follow the audio instructions. You will need the control number contained on your proxy card.

If you properly follow the instructions above in time to vote, your “proxy” (Micah C. Foster or James Daniel Westcott are the individuals named as proxies on your proxy card) will vote your units as you have directed. Unless otherwise directed by you, your proxy will vote your units:

●	For the election of the eight (8) director nominees proposed by our Board of Directors;
●

For the approval of an amendment to our partnership agreement to clarify the treatment of abstentions and broker non-votes in establishing a quorum and counting votes and to amend certain voting standards for votes of the holders of the Partnership’s securities to provide for a majority of votes cast standard;

●

For the approval of an amendment to the provision of our partnership agreement relating to the approval by our unitholders of amendments to the partnership agreement to provide for a majority of votes cast standard;

●	For the approval of an amendment to the provision of our partnership agreement relating to the approval by our unitholders of merger agreements to provide for a majority of votes cast standard; and
●	For the ratification of the appointment of BDO USA, LLP as our independent registered accounting firm.

If any other matter is presented, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their best judgment. At the time this proxy statement was first mailed to unitholders, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

In Person. All unitholders of record at the close of business on March 14, 2016 may vote in person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your units are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the units on the record date.

How may I revoke my signed proxy card?

You may revoke your proxy card or change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

●	you can send a written notice in advance of the meeting to our Secretary at 303 W. Wall, Suite 1800, Midland, Texas 79701, stating that you would like to revoke your proxy;
●	you can complete and submit a later-dated proxy card; or
●	you can attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not alone revoke your proxy unless you vote at the meeting as described below.

If you have instructed a broker to vote your units, you must follow directions received from your broker to change those instructions.

You may change your internet vote as often as you wish by following the procedures for internet voting. The last known vote in the internet voting system as of 11:59 p.m., Eastern Time, on May 10, 2016 will be counted.

You may change your telephone vote as often as you wish by following the procedures for telephone voting. The last known vote in the telephone voting system as of 11:59 p.m., Eastern Time, on May 10, 2016 will be counted.

What does it mean if I get more than one proxy card?

It indicates that your units are held in more than one account, such as two brokerage accounts registered in different names. You should complete each of the proxy cards to ensure that all of your units are voted. We encourage you to register all of your brokerage accounts in the same name and address for better service. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, Computershare Trust Company, N.A., can assist you if you want to consolidate multiple accounts registered in your name by contacting our transfer agent at P.O. Box 30170, College Station, TX 77842-3170, Telephone: (781) 575-4238.

Quorum and Required Votes

How many votes are needed to hold the meeting?

A majority of the outstanding units as of the record date must be represented at the meeting in order to hold the meeting and conduct business. This is called a quorum. As of March 14, 2016, the record date, there were 69,512,781 units outstanding held by approximately 144 holders of record. Unitholders are entitled to one vote, exercisable in person or by proxy, for each unit held by such Unitholder on the record date. Our partnership agreement does not provide for cumulative voting.

Units are counted as present at the Annual Meeting if:

●	the unitholder is present and votes in person at the meeting;
●	the unitholder has properly submitted a proxy card; or
●	under certain circumstances, the unitholder’s broker votes the units.

Who will count the vote?

Representatives of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes.

How many votes are required to approve the proposals?

The affirmative vote of holders of a plurality of the votes cast with respect to the election of a director is required to elect that director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors (Proposal 1).

The affirmative vote of holders of a majority of the units entitled to vote and be present in person or by proxy at the meeting is required for the approval of:

●

the amendment of a provision of our partnership agreement to clarify the treatment of abstentions and broker non-votes in establishing a quorum and counting votes and to amend certain voting standards for votes of the holders of the Partnership’s securities to provide for a majority of votes cast standard (Proposal 2);

●	the amendment of our partnership agreement to provide for a majority of votes cast standard for the approval of an amendment to our partnership agreement by our Unitholders (Proposal 3);
●	the amendment of our partnership agreement to provide for a majority of votes cast standard for the approval of merger agreements by our Unitholders (Proposal 4); and
●

the ratification of our appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 5) and any other matters that properly come before the meeting.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present.

Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors (Proposal 1).

For the purpose of determining whether a proposal other than the election of directors has received a majority vote, abstentions are included in the vote totals with the result that an abstention will have the same effect as a vote against such proposal. Brokers do not have discretionary authority to vote on:

●

the amendment of a provision of our partnership agreement to clarify the treatment of abstentions and broker non-votes in establishing a quorum and counting votes and to amend certain voting standards for votes of the holders of the Partnership’s securities to provide for a majority of votes cast standard (Proposal 2);

●	the amendment of our partnership agreement to provide for a majority of votes cast standard for the approval of an amendment to our partnership agreement by our unitholders (Proposal 3); or
●	the amendment of our partnership agreement to provide for a majority of votes cast standard for the approval of merger agreements by our unitholders (Proposal 4).

Consequently, broker non-votes will have the same effect as a vote against Proposals 2, 3 and 4.

With respect to the ratification of the appointment of our auditors, brokers have the discretionary authority to vote on this proposal.

How are proxies solicited?

Proxies may be solicited by mail, telephone or other means by our general partner’s officers and directors and our employees. No additional compensation will be paid to these individuals in connection with proxy solicitations. We will pay for distributing and soliciting proxies and will reimburse banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to unitholders. In addition, we have retained Morrow to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Morrow $8,500, plus reasonable additional expenses, for proxy solicitation services.

Additional Questions and Information

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including with respect to the procedures for voting your units, you should contact:

Legacy Reserves LP
303 W. Wall, Suite 1800
Midland, Texas 79701
Attention: Dan G. LeRoy
Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 10, 2016.

The Notice of the 2016 Annual Meeting of Unitholders and proxy statement are available at http://ir.legacylp.com/proxy.cfm and our Annual Report on Form 10-K for the year ended December 31, 2015 is available at http://ir.legacylp.com/annuals.cfm.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

The Amended and Restated Limited Liability Company Agreement of our general partner provides that our Board of Directors will consist of a number of directors as determined from time to time by resolution adopted by a majority of directors then in office, but shall not be less than seven or more than nine. Currently, our Board of Directors has eight directors. Each of the nominees for election to the Board of Directors is currently a director of Legacy Reserves GP, LLC. If elected at the Annual Meeting, each of the nominees will be elected to hold office for a one-year term and thereafter until his successor has been elected and qualified, or until his earlier death, resignation or removal.

Voting

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Units represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such units will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Recommendation and Proxies

The Board of Directors recommends a vote FOR each of the nominees named below.

The persons named as proxies in the enclosed proxy card will vote all units over which they have discretionary authority FOR the election of the nominees named below. Although our Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Set forth below is biographical information regarding each director nominee and information regarding the specific experience, qualifications, attributes and skills that qualify the nominees to serve on the Board of Directors. Each of the director nominees is an existing director standing for re-election for a one-year term expiring at the 2016 Annual Meeting.

Nominees for Election

Name	Principal Occupation	Age	Director Since
Cary D. Brown

Mr. C. Brown is Chairman of our Board of Directors and previously served as Chief Executive Officer of our general partner from our founding in October 2005 to March 1, 2015. Since 2015, Mr. C. Brown has served as Chairman of the Board of Directors of Moriah Powder River LLC, an oil and natural gas exploration and production company in the Powder River Basin, and its associated operating company, Carbon Creek Energy LLC. Mr. C. Brown also served as President of our general partner from March 16, 2012 until March 1, 2015. Prior to October 2005, Mr. C. Brown co-founded two businesses, Moriah Resources, Inc. and Petroleum Strategies, Inc. Moriah Resources, Inc. was formed in 1992 to acquire oil and natural gas reserves. Petroleum Strategies, Inc. was formed in 1991 to serve as a qualified intermediary in connection with the execution of Section 1031 transactions for major oil companies, public independents and private oil and natural gas companies. Mr. C. Brown has served as Executive Vice President of Petroleum Strategies, Inc. since its inception in 1991. Mr. C. Brown served as an auditor for Grant Thornton in Midland, Texas from January 1991 to June 1991 and for Touche Ross in Houston, Texas from June 1989 to December 1990. Mr. C. Brown has a Bachelor of Business Administration degree, with honors, from Abilene Christian University.

		49	October 2005

Name	Principal Occupation	Age	Director Since

The Board of Directors determined that Mr. C. Brown should be nominated to our Board of Directors due to his pertinent experience, qualifications, attributes and skills, which include: the knowledge and experience attained through 26 years of experience in the oil and natural gas industry and 24 years of experience in the Permian Basin.

Paul T. Horne

Mr. Horne was appointed to the Board of Directors in December 2014. Mr. Horne has also served as President and Chief Executive Officer of our general partner since March 1, 2015. Mr. Horne previously served as Executive Vice President and Chief Operating Officer of our general partner from March 16, 2012 to March 1, 2015 and as Executive Vice President of Operations of our general partner from our founding in October 2005 to March 2012. From January 2000 to October 2005, Mr. Horne served as Operations Manager of Moriah Resources, Inc. From January 1985 to January 2000, Mr. Horne worked for Mobil E&P U.S. Inc. in a variety of petroleum engineering and operations management roles primarily in the Permian Basin. Mr. Horne has a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

The Board of Directors determined that Mr. Horne should be nominated to our Board of Directors due to his serving as Chief Executive Officer and pertinent experience, qualifications, attributes and skills, which include: the knowledge and experience attained through 32 years of service in the oil and gas industry and 30 years of experience in the Permian Basin.

		54	December 2014

Kyle A. McGraw

Mr. McGraw is a member of the Board of Directors and also serves as the Executive Vice President and Chief Development Officer of our general partner. Mr. McGraw was appointed as Executive Vice President and Chief Development Officer effective March 16, 2012, and has served as a director since our founding in October 2005. Previously, Mr. McGraw served as Executive Vice President of Business Development and Land of our general partner from our founding in October 2005 to March 2012. Mr. McGraw joined Brothers Production Company in 1983, and has served as its General Manager since 1991 and became President in 2003. During his 23-year tenure at Brothers Production Company, Mr. McGraw served in numerous capacities including reservoir and production engineering, acquisition evaluation and land management. Mr. McGraw has a Bachelor of Science degree in Petroleum Engineering from Texas Tech University. Mr. McGraw has 33 years of experience in the oil and natural gas industry in the Permian Basin.

		56	October 2005

Name	Principal Occupation	Age	Director Since

The Board of Directors determined that Mr. McGraw should be nominated to our Board of Directors due to his pertinent experience, qualifications, attributes and skills, which include: the knowledge and experience attained through 33 years of experience in the oil and natural gas industry in the Permian Basin, experience as a petroleum engineer and managerial and executive experience attained through his service with Brothers Production Company where he has served in numerous capacities, including reservoir and production engineering, acquisition evaluation and land management.

Dale A. Brown

Mr. D. Brown is a member of our Board of Directors and has served in such capacity since our founding in October 2005. Mr. D. Brown has been President of Moriah Resources, Inc. since its inception in 1992 and President of Petroleum Strategies, Inc. since he co-founded it in 1991 with his son, Cary D. Brown. Since 2005, Mr. D. Brown has been a principal in the Moriah Group, including Managing General Partner of Moriah Investment Partners. The Moriah Group invests in real estate and other business ventures. Mr. D. Brown is a retired certified public accountant. Mr. D. Brown has a Bachelor of Science degree in Accounting from Pepperdine University.

The Board of Directors determined that Mr. D. Brown should be nominated to our Board of Directors due to his pertinent experience, qualifications, attributes and skills, which include: financial literacy and experience as a Certified Public Accountant (retired at age 65) since 1967; the knowledge and experience attained through his service in the petroleum industry since 1972 and managerial experience attained through his service with Moriah Resources, Inc. prior to the contribution of its assets as part of the formation transactions of Legacy.

		73	October 2005

G. Larry Lawrence

Mr. Lawrence has been a member of our Board of Directors since May 1, 2006. Mr. Lawrence is Chief Financial Officer and Vice President - Finance of Natural Gas Services Group (NGSG), a public company that provides small to medium horsepower compression equipment to the natural gas industry, and has served in this position since July 2011. Previously, Mr. Lawrence served as Controller of NGSG from September 2010 to January 2011 before being promoted to Treasurer, Manager of Accounting and Principal Accounting Officer of NGSG in January 2011. From June 2006 to September 2010, Mr. Lawrence was self-employed as a management consultant doing business as Crescent Consulting. From September 2006 to August 2009, Mr. Lawrence served as Chief Financial Officer on a contract basis for Lynx Operating Company, a private company engaged in oil and gas operations with a primary business focus on gas processing. From May 2004 through April 2006, Mr. Lawrence served as Controller of Pure Resources, an exploration and production company and a wholly owned subsidiary of Unocal Corporation which was acquired by Chevron Corporation. From June 2000 through May 2004, Mr. Lawrence was a practice manager of the Parson Group, LLC, a financial management consulting firm whose services included Sarbanes Oxley engagements with oil and natural gas industry clients. From 1973 through May 2000, Mr. Lawrence was employed by Atlantic Richfield Company, a public oil and gas company (ARCO) where he most recently (from 1993 through 2000) served as Controller of ARCO Permian. Mr. Lawrence has a Bachelor of Arts degree in Accounting, with honors, from Dillard University.

		64	May 2006

Name	Principal Occupation	Age	Director Since

The Board of Directors determined that Mr. Lawrence should be nominated to our Board of Directors due to his pertinent experience, qualifications, attributes and skills, which include: financial expertise and experience as a chief financial officer and controller, Sarbanes Oxley consulting expertise, and financial reporting expertise and the knowledge and experience attained through his years of service in the preparation of publicly audited financial statements.

William D. (Bill) Sullivan

Mr. Sullivan was appointed to our Board of Directors upon completion of our private equity offering on March 15, 2006. Since May 2004, Mr. Sullivan has served as a director and since May 2009 as a non-executive Chairman of the board of directors of SM Energy Company, a publicly traded exploration and production company (formerly known as St. Mary Land & Exploration Company). Mr. Sullivan has served as a director of TETRA Technologies, Inc. since August 2007 and a non-executive Chairman of the board of TETRA since May 2015. TETRA is principally in the oilfield services business. Mr. Sullivan has served as a director of CSI Compressco GP, LLC (f/k/a Compressco Partners GP, LLC), the general partner of CSI Compressco , L.P., since Compressco Partners completed its initial public offering in June 2011. CSI Compressco is a provider of wellhead compression-based production enhancement services and is a partially owned, controlled subsidiary of TETRA. Mr. Sullivan served as director of Targa Resources GP, LLC (the general partner of Targa Resource Partners LP) from February 14, 2007 until May 2015. Targa is principally in the gas and gas liquids gathering, processing and logistics services business. From 1981 through August 2003, Mr. Sullivan was employed in various capacities by Anadarko Petroleum Corporation, most recently as Executive Vice President, Exploration and Production. Mr. Sullivan has been retired for the past eleven years. Mr. Sullivan has a Bachelor of Science degree in Mechanical Engineering, with high honors, from Texas A&M University.

The Board of Directors determined that Mr. Sullivan should be nominated to our Board of Directors due to his significant management experience in midstream oil and natural gas operations and in the exploration and production of oil and natural gas. Mr. Sullivan also has substantial experience in executive compensation matters and in serving on the boards of publicly held corporations and publicly traded limited partnerships operating in the oil and natural gas industry.

		59	March 2006

Name	Principal Occupation	Age	Director Since
William R. Granberry

Mr. Granberry was appointed to our Board of Directors on January 23, 2008. Mr. Granberry was a member of the board of directors of The Williams Companies, Inc. (an integrated gas company with exploration and production, midstream, and gas pipeline operations) from November 2005 to December 2011. In January 2012, Mr. Granberry began serving an initial three-year term as a member of the board of directors of WPX Energy, Inc., an exploration and production company that was spun off from The Williams Companies Inc. On May 21, 2015 he was elected to a one year term as a member of the board of directors of WPX Energy, Inc. Mr. Granberry was a member of Compass Operating Company, LLC, a small, private oil and gas exploration, development and producing company with properties in West Texas and Southeast New Mexico from October 2004 through December 2013. From 1999 through September 2004, Mr. Granberry managed investments and consulted with oil and gas companies. In 1999, Mr. Granberry invested in and became a board member of Just4Biz.com, a start-up internet company engaged in online office supply, and served as Interim CEO for brief periods in 2000 and 2001. Just4Biz.com filed for bankruptcy in May 2001. From January 1996 to May 1999, Mr. Granberry was President and Chief Operating Officer of Tom Brown, Inc., a public oil and gas company with exploration, development, acquisition and production activities throughout the central United States. Mr. Granberry earned Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Texas and upon graduation, worked for Amoco Production Company for 16 years.

The Board of Directors determined that Mr. Granberry should be nominated to our Board of Directors due to his pertinent experience, qualifications, attributes and skills, which include: expertise in the oil and gas industry that was attained through his 50 years of service in engineering and service in executive positions with companies ranging from a large global energy company to small independents.

		73	January 2008

Name	Principal Occupation	Age	Director Since
Kyle D. Vann

Mr. Vann was appointed to the Board of Directors upon completion of our private equity offering on March 15, 2006. From 1970 through 1979, Mr. Vann was employed in the refining division of Exxon Company USA, and from 1979 through January 2001, Mr. Vann was employed by Koch Industries. From February 2001 through December 2004, Mr. Vann served as Chief Executive Officer of Entergy — Koch, LP, an energy trading and transportation company. Mr. Vann continues to serve Entergy as a consultant and serves on the board and consults with Texon, LP, a private energy marketing company. On May 8, 2006, Mr. Vann was appointed to the board of directors of Crosstex Energy, L.P. (now EnLink Midstream Partners, LP), a publicly traded midstream master limited partnership. From January 2009 through June 2010, Mr. Vann served as an advisory board member for Enexus, LLC, which is a subsidiary of Entergy Corporation. In October 2012, Mr. Vann joined CCMP Capital Advisors, LLC, a private equity firm, as an Executive Advisor and serves on the board of Eco Services. Mr. Vann has a Bachelor of Science degree in Chemical Engineering, with honors, from the University of Kansas. Mr. Vann serves on the Board of Advisors for the School of Engineering at the University of Kansas, which selected him to receive its Distinguished Engineering Service Award in 2012.

The Board of Directors determined that Mr. Vann should be nominated to our Board of Directors due to his pertinent experience, qualifications, attributes and skills, which include: the knowledge and experience attained through 45 years of service in the commodity trading business and his background and expertise in risk assessment and leadership in the energy sector.

		68	March 2006

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE DIRECTOR
NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR PARTNERSHIP AGREEMENT RELATING TO VOTING
STANDARDS FOR VOTES OF THE PARTNERSHIP’S SECURITIES

The Proposal

We are proposing to amend a certain provision of our partnership agreement in the manner specifically set forth in an amendment (attached hereto as Annex A) to the Fourth Amended and Restated Limited Partnership Agreement (the “Agreement”) to:

●

clarify that abstentions and broker non-votes in respect of outstanding Partnership securities entitled to vote at a meeting are counted for purposes of establishing a quorum, but are not deemed to have been cast as votes;

●

change the required vote from the vote of the holders of a majority of Partnership securities outstanding to the vote of the majority of the votes cast by holders of Partnership securities present in person or by proxy at such meeting to take any action at any meeting of limited partners for which no minimum or other vote is required under any other provision of the Agreement; and

●

provide that if the Agreement, the rules or regulations of any national securities exchange on which Partnership securities are admitted to trading, or any law or regulation applicable to the Partnership requires the vote of a percentage of limited partners greater or different than a majority of votes cast in order to take action at a meeting of limited partners, then such greater or different percentage vote shall be required with the effect of abstentions and broker non-votes to be specified by such applicable rules, regulations or laws provided that if there is no interpretation of the effect of abstentions and broker non-votes by such applicable rules, regulations or laws, then abstentions and broker non-votes shall be treated as provided in the first bullet above.

We refer to the three bullets above as the “Voting Standard Amendment Proposal.” Should the Voting Standard Amendment Proposal be approved at the Annual Meeting, it may be combined into one amendment to the Agreement with one or both of the amendments proposed by Proposal 3 and Proposal 4 of this proxy statement, to the extent either or both of those proposals are also approved at the Annual Meeting.

Our Board of Directors is recommending a vote in favor of the Voting Standard Amendment Proposal as being in the best interests of both our limited partners and the Partnership. Given the Partnership’s disparate investor base and the fact that many investors in master limited partnerships often do not exercise their voting rights and dismiss the unitholder voting process altogether, we feel that the changes contained in the Voting Standard Amendment Proposal will benefit our investors by (i) providing clearer voting rules and (ii) lowering the threshold of required votes by counting only the votes that have been actually cast in favor or against, rather than also including abstentions and broker non-votes where unitholders, most likely, have dismissed the unitholder voting process entirely, and in doing so, have inadvertently cast a vote against the Board’s recommendation. In our experience, a lack of voting participation has not equated to a disagreement with a proposal. For example, in last year’s proxy statement, we sought an amendment of our long-term incentive plan (“LTIP”) in order to increase the amount of units available to attract and retain our directors, officers and employees. Of the votes cast for or against the proposal, over 95% of the votes cast were in favor of the proposal. However, only approximately 53% of units outstanding were voted for or against the proposal at last year’s annual meeting. Due to many unitholders not providing their brokers instructions on how to vote their units (which had the effect of counting as votes against the proposal), the vote was very close despite greater than 95% of votes cast for or against such proposal being in favor of the proposal. Importantly, last year’s LTIP voter turnout and approval rating examples are not anomalous events. In fact, these percentages are in-line with previous years that did not include an amendment to the LTIP or other amendment that is not regularly voted on at the annual meeting. The approval of the Voting Standard Amendment Proposal is intended to facilitate the voting process to more efficiently effectuate the expressed desires of the Unitholders participating in our votes and to save the Partnership the additional time, effort, and money in order to meet the current voting standard of the Partnership because a substantial percentage of our investors do not participate in the voting process.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE VOTING STANDARD
AMENDMENT PROPOSAL.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR PARTNERSHIP AGREEMENT RELATING TO VOTING
STANDARDS FOR APPROVAL OF AN AMENDMENT OF THE AGREEMENT

The Proposal

Text of the Proposal

We are proposing to amend Section 13.2 of the Agreement in the manner specifically set forth in an amendment (attached hereto as Annex B) to the Agreement to change the voting standard with respect to amendments to the Agreement that are required to be approved by the Unitholders as set forth below, which we refer to as the “Partnership Agreement Amendment Voting Proposal.” Should the Partnership Agreement Amendment Voting Proposal be approved at the Annual Meeting, it may be combined into one amendment to the Agreement with one or both of the amendments proposed by Proposal 2 and Proposal 4 of this proxy statement, to the extent either or both of those proposals are also approved at the Annual Meeting.

Current Provision	Proposed Amendment

Subject to Section 6.7(h), Section 16.5 and Section 17.5, to the extent applicable, a proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment.

Subject to Section 6.7(h), Section 16.5 and Section 17.5, to the extent applicable, a proposed amendment shall be effective upon its approval by (a) the General Partner, and (b) a majority of the votes cast by the holders of Units entitled to vote on the proposed amendment at a meeting at which a quorum is present in accordance with this provision (with abstentions and broker non-votes being deemed to not have been cast with respect to such matter). Notwithstanding Section 13.9, the presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Units, entitled to vote on the proposed amendment shall constitute a quorum at a meeting of Limited Partners called for purposes of considering an amendment proposal pursuant to this Section 13.2. Abstentions and broker non-votes in respect of such Outstanding Units shall be deemed to be Outstanding Units present at such meeting for purposes of establishing a quorum. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units in accordance with Section 13.11 or call a meeting of the Unitholders to consider and vote on such proposed amendment.

Reasons for the Proposal

We are proposing the Partnership Agreement Amendment Voting Proposal for three main reasons:

●

given the Partnership’s disparate investor base and the fact that many investors in master limited partnerships often do not exercise their voting rights and dismiss the unitholder voting process altogether, coupled with our recent experience that lack of participation in a vote does not equate to disapproval of a proposal, we believe that the modified voting standard provided by the Partnership Agreement Amendment Voting Proposal will benefit our investors by lowering the threshold of required votes by counting only the votes that have been actually cast in favor or against, rather than also including abstentions and broker non-votes where unitholders, most likely, have dismissed the unitholder voting process entirely, and in doing so, have inadvertently cast a vote against the Board’s recommendation;

●

we believe that the modified voting standard provided by the Partnership Agreement Amendment Voting Proposal will allow the Board of Directors to consider changes to the Agreement that may be beneficial to the Partnership and its limited partners on a more timely and more frequent basis due to the lower costs and burden of receiving a Unitholder vote; and

●	we believe that the modified voting standard will result in greater attention to and higher attendance at (in person or by proxy) meetings for the consideration of amendments to the Agreement.

Special Questions and Answers Relating to the Partnership Agreement Amendment Voting Proposal

How will the Partnership Agreement Amendment Voting Proposal affect my right to vote my Units?

The Partnership Agreement Amendment Voting Proposal does not affect any Unitholder’s right to vote with respect to any proposed amendment to the Agreement. The only effect of the Partnership Agreement Amendment Voting Proposal will be to lower the voting threshold for the approval of any amendment of the Agreement that requires the approval of the Unitholders. However, each Unitholder that was entitled to vote on such an amendment to the Agreement prior to the Partnership Agreement Amendment Voting Proposal will continue to have the right to vote its Units after the amendment is effective (assuming such Unitholder does not acquire additional Units that would increase his ownership to greater than 20% of the outstanding Units).

Will the Partnership Agreement Amendment Voting Proposal affect the types of amendments to the Agreement that Unitholders may vote on?

No. The Partnership Agreement Amendment Voting Proposal relates to amendments that the Unitholders are entitled to vote on, but does not alter the types of amendments that require the vote of Unitholders. Our general partner will still have broad discretion to adopt amendments to the Agreement without the approval of Unitholders to effect certain matters set forth in the Agreement.

How does the Partnership Agreement Amendment Voting Proposal change the number of votes needed to approve an amendment to the Agreement?

The Partnership Agreement Amendment Voting Proposal lowers the total number of Units required to approve an amendment to the Agreement at any meeting at which fewer than all of the Unitholders are present in person or by proxy and cast a vote for or against the proposal. Prior to the amendment proposed by the Partnership Agreement Amendment Voting Proposal, the vote required to approve an amendment to the Agreement that requires the vote of Unitholders is a majority of the outstanding Units (other than, in some instances, holders of greater than 20% of the Outstanding Units), regardless of the number of Units present in person or by proxy or cast votes at the meeting called to consider the proposed amendment (or just over 50% of the Outstanding Units). Following the amendment proposed by the Partnership Agreement Amendment Voting Proposal, only a majority of the votes cast for or against the proposal by Unitholders (with abstentions and broker non-votes being deemed to not have been cast) at a meeting at which there is a quorum will be required for the approval of any amendment that requires the vote of Unitholders. For a meeting of the Unitholders, a quorum is defined as the holders of a majority of the outstanding Units that are represented in person or by proxy. Abstentions and broker non-votes in respect of outstanding Partnership securities entitled to vote at a meeting are counted for purposes of establishing a quorum. Accordingly, the number of Units with respect to which votes may be cast in favor of an amendment to the Agreement that would result in the approval of the amendment following the adoption of the Partnership Agreement Amendment Voting Proposal could be substantially less than a majority of units outstanding. However, to the extent that more Unitholders are present in person or by proxy at any meeting of the Unitholders and cast a vote for or against the adoption of an amendment to the Agreement following the adoption of the Partnership Agreement Amendment Voting Proposal, a greater number of Unitholder votes would be required for the approval of the amendment but in no event would a vote of more than a majority of the Outstanding Units be required. Therefore if each of the Unitholders is present in person or by proxy at the meeting and casts a vote for or against the approval of the amendment to the Agreement, the voting standard for approval of the Amendment is unchanged.

Does the Partnership Agreement Amendment Voting Proposal affect the vote required with respect to the amendments to the Agreement being proposed at the 2016 Annual Meeting of Unitholders?

No. The amendment proposed by the Partnership Agreement Amendment Voting Proposal will take effect following the 2016 Annual Meeting of Unitholders. Accordingly, the required vote for the approval of the amendments to the Agreement being proposed at the 2016 Annual Meeting of Unitholders will remain the holders of a majority of the outstanding Units (other than holders of greater than 20% of the Outstanding Units).

Recommendation of our Board of Directors

Our Board of Directors is recommending a vote in favor of the Partnership Agreement Amendment Voting Proposal as being in the best interests of both our limited partners and the Partnership. Our Board of Directors believes that the amendment proposed by the Partnership Agreement Amendment Voting Proposal will lower the costs and other burdens that our Board of Directors, management and Unitholders must consider when determining whether to propose and adopt amendments to the Agreement. Our Board of Directors also believes that the modified voting standard will promote greater attention to and higher attendance at (in person or by proxy) meetings for the consideration of amendments to the Agreement. The approval of the Partnership Agreement Amendment Voting Proposal is intended to facilitate the voting process to more efficiently effectuate the expressed desires of the unitholders participating in our votes and to save the Partnership the additional time, effort, and money in order to meet the current voting standard of the Partnership because a substantial percentage of our investors do not participate in the voting process.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PARTNERSHIP
AGREEMENT AMENDMENT VOTING PROPOSAL.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO OUR PARTNERSHIP AGREEMENT RELATING TO VOTING
STANDARDS FOR APPROVAL OF MERGER AGREEMENTS UNDER CONSIDERATION BY THE
PARTNERSHIP

The Proposal

Text of the Proposal

We are proposing to amend Section 14.3(b) of the Agreement in the manner specifically set forth in Amendment No. 3 to the Agreement (attached hereto as Annex C) to change the voting standard with respect to the approval of merger agreements by the Unitholders, which we refer to as the “Merger Voting Proposal.” Should the Merger Voting Proposal be approved at the Annual Meeting, it may be combined into one amendment to the Agreement with one or both of the amendments proposed by Proposal 2 and Proposal 3 of this proxy statement, to the extent either or both of those proposals are also approved at the Annual Meeting.

Current Provision	Proposed Amendment
Except as provided in Section 14.3(d) or Section 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

Except as provided in Section 14.3(d) or Section 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of Units entitled to vote on the Merger Agreement at a meeting at which a quorum is present in accordance with this provision (with abstentions and broker non-votes being deemed to not have been cast with respect to such matter). Notwithstanding Section 13.9, the presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Units, entitled to vote on the approval of the Merger Agreement, shall constitute a quorum at a meeting of Limited Partners called for purposes of considering a Merger Agreement pursuant to this Section 14.3(b). Abstentions and broker non-votes in respect of such Outstanding Units shall be deemed to be Outstanding Units present at such meeting for purposes of establishing a quorum.

Reasons for the Proposal

We are proposing the Merger Voting Proposal for three main reasons:

●

given the Partnership’s disparate investor base and the fact that many investors in master limited partnerships often do not exercise their voting rights and dismiss the Unitholder voting process altogether, coupled with our recent experience that lack of participation in a vote does not equate to disapproval of a proposal, we believe that the modified voting standard provided by the Merger Voting Proposal will benefit our investors by lowering the threshold of required votes by counting only the votes that have been actually cast in favor or against, rather than also including abstentions and broker non-votes where Unitholders, most likely, have dismissed the Unitholder voting process entirely, and in doing so, have inadvertently cast a vote against the Board’s recommendation;

●

we believe that the modified voting standard provided by the Merger Voting Proposal will allow the Partnership to more quickly react to market circumstances and pursue merger opportunities due to the lower costs and burden of receiving a Unitholder vote; and

●	we believe that the modified voting standard will result in greater attention to and higher attendance at (in person or by proxy) meetings for the consideration of merger agreements.

Special Questions and Answers Relating to the Merger Voting Proposal

How will the Merger Voting Proposal affect my right to vote my Units?

The Merger Voting Proposal does not affect any Unitholder’s right to vote with respect to any proposed merger agreement. The only effect of the Merger Voting Proposal will be to lower the voting threshold for the approval of any merger agreement that requires the approval of the Unitholders. However, each Unitholder that was entitled to vote on a merger agreement prior to the Merger Voting Proposal will continue to have the right to vote its Units after the amendment is effective (assuming they do not acquire greater than 20% of the Outstanding Units).

Will the Merger Voting Proposal affect the types of merger agreements that Unitholders may vote on?

No. The Merger Voting Proposal relates to merger agreements that the Unitholders are entitled to vote on, but does not alter the types of mergers that require the vote of Unitholders. Our general partner will still have broad discretion to approve, without the vote of any Unitholder, conversions into entities or mergers with other entities in certain circumstances in a manner that does not affect the limited liability or tax status of any limited partner.

How does the Merger Voting Proposal change the number of votes needed to approve an amendment to the Agreement?

The Merger Voting Proposal lowers the total number of Units required to approve a merger agreement at any meeting at which fewer than all of the Unitholders are present in person or by proxy and cast a vote for or against the proposal. Prior to the amendment proposed by the Merger Voting Proposal, the vote required to approve a merger agreement that requires the vote of Unitholders is a majority of the Outstanding Units (other than holders of greater than 20% of the Outstanding Units), regardless of the number of Units present in person or by proxy or cast votes at the meeting called to consider the proposed amendment (or just over 50% of the Outstanding Units). Following the amendment proposed by the Merger Voting Proposal, only a majority of the votes cast for or against the proposal by Unitholders (with abstentions and broker non-votes being deemed to not have been cast) at a meeting at which there is a quorum will be required for the approval of any merger agreement that requires the vote of Unitholders. For a meeting of the Unitholders, a quorum is defined as the holders of a majority of the Outstanding Units that are represented in person or by proxy. Abstentions and broker non-votes in respect of Outstanding Partnership securities entitled to vote at a meeting are counted for purposes of establishing a quorum. Accordingly, the number of Units with respect to which votes may be cast in favor of a merger agreement that would result in the approval of the merger agreement following the adoption of the Merger Voting Proposal could be substantially less than a majority of units outstanding. However, to the extent that more Unitholders are present in person or by proxy at any meeting of the Unitholders and cast a vote for or against the approval of a merger agreement following the adoption of the Merger Voting Proposal, a greater number of the Unitholder votes would be required for the approval of the merger agreement, but in no event would a vote of more than a majority of the Outstanding Units be required. Therefore if each of the Unitholders is present in person or by proxy at the meeting and casts a vote for or against the approval of the merger agreement, the voting standard for the approval of the merger agreement is unchanged.

Recommendation of our Board of Directors

Our Board of Directors is recommending a vote in favor of the Merger Voting Proposal as being in the best interests of both our Limited Partners and the Partnership. Our Board of Directors believes that the amendment proposed by the Merger Voting Proposal will allow the Partnership to more quickly react to market circumstances and pursue merger opportunities, lower the costs and other burdens that our Board of Directors, management and Unitholders must consider when determining whether to pursue mergers and other strategic structural changes to the Partnership. Our Board of Directors also believes that the modified voting standard will promote greater attention to and higher attendance at (in person or by proxy) meetings for the consideration of merger agreements. The approval of the Merger Voting Proposal is intended to facilitate the voting process to more efficiently effectuate the expressed desires of the unitholders participating in our votes and to save the Partnership the additional time, effort, and money in order to meet the current voting standard of the Partnership because a substantial percentage of our investors do not participate in voting process.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MERGER VOTING
PROPOSAL.

CORPORATE GOVERNANCE

Management of Legacy Reserves LP

The directors and officers of Legacy Reserves GP, LLC, as our general partner, manage our operations and activities. Our general partner is not elected by our unitholders and will not be subject to re-election on a regular basis in the future. Other than through their ability to elect directors of our general partner as described below, unitholders will not be entitled to directly or indirectly participate in our management or operation.

Our general partner owes a fiduciary duty to the Partnership. Our general partner will be liable, as general partner, for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically nonrecourse to it. Our general partner therefore may cause us to incur indebtedness or other obligations that are nonrecourse to it.

The limited liability company agreement of our general partner provides for a board of directors of not less than seven and not more than nine members.

Our unitholders, including affiliates of our general partner, are entitled to elect all of the directors of our general partner annually. Directors of our general partner hold office for a one-year term and thereafter until the earlier of their death, resignation, removal or disqualification or until their successors have been elected and qualified.

Board of Directors

During the fiscal year ended December 31, 2015, our Board of Directors held 12 meetings. It is the policy of our Board of Directors to encourage directors to attend each meeting of unitholders. All of our directors attended the Annual Meeting held in 2015.

Director Independence

The Board of Directors includes four individuals who meet the independence and experience standards established by the NASDAQ Global Select Market, or NASDAQ, and the Exchange Act: Messrs. Granberry, Lawrence, Sullivan and Vann.

The Board annually reviews all relevant business relationships any director may have with Legacy and the independence standards established by the NASDAQ.

During 2015, the audit committee met 5 times, the compensation committee met 3 times, and the nominating, governance and conflicts committee met 5 times.

Leadership Structure of the Board

As prescribed by the Amended and Restated Limited Liability Company Agreement of our general partner, the Chairman of the Board of Directors has the power to preside at all meetings of the Board. Mr. C. Brown serves as Chairman of our Board and also previously served as our President and Chief Executive Officer until March 1, 2015.

The nominating, governance and conflicts committee believes that Mr. C. Brown’s history as one of the Partnership’s founders and his strategic experience make him the appropriate leader of the Board. The committee has discussed and considered the appointment of an independent lead director and determined not to appoint one. It is the nominating, governance and conflicts committee’s view that Mr. C. Brown’s previous experience working with management will serve as an effective communication link between the Board and management and there is no need for an independent lead director at this time. The nominating, governance and conflicts committee will reevaluate its view on the Board’s leadership structure periodically.

Risk Oversight

While it is the job of management to assess and manage our risk, the Board and its audit committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Board interfaces regularly with management and receives periodic reports that include updates on operational, financial, legal and risk management matters. The audit committee assists the Board in oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements, including those related to the health, safety and environmental performance of Legacy. The audit committee also reviews and assesses the performance of our internal audit function and our independent auditors. The Board receives regular reports from the audit committee. We do not believe that the Board’s role in risk oversight has an effect on the Board’s leadership structure.

Evaluation of Compensation Risk

Our compensation committee has reviewed our employee compensation programs and overall compensation structure and internal controls. There are several design features of our compensation policy that reduce the likelihood of excessive risk-taking:

●

annual cash incentive opportunities are contingent upon several carefully designed objective operational and financial measures (50% at target levels), as well as the compensation committee’s discretion as to whether and in what amount to award additional cash incentive compensation (also 50% at target levels);

●	our compensation policy is designed to provide a balanced mix of cash and equity and short- and long-term incentives;
●	the potential payouts pursuant to our annual cash incentives are subject to reasonable maximum limits; and
●

internal controls are in place to assure that payments and awards are consistent with actions approved by the compensation committee. Taking into consideration the factors above, the compensation committee does not believe that there is a reasonable likelihood that Legacy’s compensation policy could have a material adverse effect on Legacy.

Audit Committee

Membership

The audit committee has been established in accordance with Rule 10A-3 promulgated under the Exchange Act. The Board of Directors has appointed Messrs. Lawrence, Sullivan, and Granberry as members of the audit committee. Mr. Lawrence serves as the chairman of the committee. Each of the members of the audit committee has been determined by the Board of Directors to be independent under NASDAQ’s standards for audit committee members to serve on its audit committee. In addition, the Board of Directors has determined that at least one member of the audit committee (Mr. Lawrence) has such accounting or related financial management expertise sufficient to qualify such person as the audit committee financial expert in accordance with Item 407 of Regulation S-K and NASDAQ requirements.

Responsibilities

The audit committee assists the Board of Directors in overseeing:

●	our accounting and financial reporting processes;
●	the integrity of our financial statements;
●	our compliance with legal and regulatory requirements;
●	the qualifications and independence of our independent auditors; and
●	the performance of our internal audit function and our independent auditors.

The audit committee is also charged with making regular reports to the Board of Directors and preparing any reports that may be required under NASDAQ-listing standards or SEC rules.

Charter

The Board of Directors has adopted a charter for the audit committee, a copy of which is available on our website at www.legacylp.com. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

Compensation Committee

Membership

The compensation committee consists of three members of the Board of Directors, Messrs. Vann, Granberry and Sullivan, all of whom have been determined by the Board of Directors to be independent under NASDAQ-listing standards. In addition, each member of the compensation committee qualifies as a “non employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act, and as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Vann is the chairman of the compensation committee.

Responsibilities

The committee’s responsibilities under its charter are to:

●

evaluate and/or develop the compensation policies applicable to the executive officers of our general partner, which are required to include guidance regarding the specific relationship of performance to executive compensation;

●	review and approve, on an annual basis, the corporate goals and objectives with respect to compensation for the Chief Executive Officer;
●	evaluate at least once a year the Chief Executive Officer’s performance in light of established goals and objectives;
●

determine and approve, either as a committee or together with the other independent directors (as directed by the Board of Directors), the Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation based on this evaluation;

●	make recommendations to the Board of Directors with respect to the compensation to be paid to the general partner’s other executive officers;
●

periodically review the compensation paid to non-employee directors (including Board of Directors and committee chairpersons) in the form of annual retainers and meeting fees, if any, and make recommendations to the Board of Directors regarding any adjustments;

●	review and make recommendations to the Board of Directors with respect to our incentive compensation and other unit-based plans;
●	assist the full Board of Directors with respect to the administration of our incentive compensation and other unit-based plans;
●	maintain regular contact with our management team;
●	prepare and publish an annual executive compensation report in our proxy statement or annual report on Form 10-K; and
●

evaluate its own performance, and review the adequacy of the charter, at least annually, delivering a report setting forth the results of such evaluation and review, and any recommended changes, to the Board of Directors for its approval.

Charter

The Board of Directors has adopted a charter for the compensation committee, a copy of which is available on our website at www.legacylp.com. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

Nominating, Governance and Conflicts Committee

Membership

The nominating, governance and conflicts committee consists of Messrs. Granberry, Lawrence, Sullivan and Vann. Mr. Granberry serves as the chairman of the committee. The Board of Directors has determined that all members of the nominating and governance committee are independent under NASDAQ-listing standards.

Responsibilities

The duties of the nominating, governance and conflicts committee are to:

●	identify, recruit and evaluate candidates for membership on the Board of Directors and its committees;
●	develop a process to be used by the committee in identifying and evaluating candidates for membership on the Board of Directors and its committees;
●	annually present to the Board a list of nominees recommended for election to the Board at the annual meeting of unitholders;
●

evaluate any director candidates recommended by unitholders of the Partnership pursuant to the procedures set forth in the fourth amended and restated agreement of limited partnership of the Partnership to be followed by unitholders in making such recommendations;

●	adopt a process for unitholders of the Partnership to send communications to the Board of Directors;
●	oversee the evaluation of the Board of Directors and the other committees of the Board of Directors;
●

evaluate its own performance, and review the adequacy of the charter, at least annually, delivering a report setting forth the results of such evaluation and review, and any recommended changes, to the Board for its approval;

●

recommend general matters for consideration by the Board of Directors, which may include: (i) the structure of Board meetings, including recommendations for the improvement of such meetings, and the timeliness and adequacy of the information provided to the Board of Directors prior to such meetings; (ii) director retirement policies; (iii) director and officer insurance policy requirements; (iv) policies regarding the number of boards on which a director may serve; (v) director orientation and training; and (vi) the roles of the general partner’s executive officers and the outside directorships of such executive officers;

●

consult with the Chief Executive Officer, as appropriate, and the other Board members to ensure that its decisions are consistent with the sound relationship between and among the Board of Directors, Board committees, individual directors, and the general partner’s executive officers;

●

oversee the general partner’s policies and procedures regarding compliance with applicable laws and regulations relating to the honest and ethical conduct of the general partner’s directors, officers and employees;

●

have the sole responsibility for granting any waivers under the general partner’s Code of Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officers (or any successor codes, guidelines or policies) to the general partner’s directors, officers and employees;

●	review and approve certain related party transactions as described in the committee’s charter; and
●

perform any other activities consistent with the charter, the limited liability company agreement and certificate of formation of the general partner (as each may be amended and/or restated and in effect from time to time), the limited partnership agreement and certificate of limited partnership of the Partnership (as each may be amended and/or restated and in effect from time to time) and applicable law as the committee or the Board of Directors deems necessary or appropriate.

Further, the nominating, governance and conflicts committee, at the request of the Board of Directors, will review specific matters that the Board of Directors believes may involve a conflict of interest. The committee will determine if the resolution of the conflict of interest is fair and reasonable to the unitholders. Any matters approved by the committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners and not a breach by our general partner of any duties it may owe us or our unitholders.

Director Nominations

Under our fourth amended and restated agreement of limited partnership, unitholders desiring to suggest a Board nominee must give prior written notice to our Secretary regarding the persons to be nominated. The notice must be received at our principal executive offices at the address shown on the cover page within the specified period and must be accompanied by the information and documents specified in the fourth amended and restated agreement of limited partnership. A copy of the fourth amended and restated agreement of limited partnership may be obtained by writing to our Secretary at the address shown on the cover page of this proxy statement.

Recommendations by unitholders for directors to be nominated at the 2016 annual meeting of unitholders must be in writing and include sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee’s qualifications can be made and the name, address and the class and number of units owned by such unitholder. Recommendations must be accompanied by a notarized statement executed by the proposed nominee consenting to be named in the proxy statement, if nominated, and to serve as a director, if elected. Notice and the accompanying information must be received by our Secretary at our principal executive office at the address shown on the cover page of this proxy statement no later than January 15, 2017 and no earlier than December 31, 2016.

The fourth amended and restated agreement of limited partnership does not affect any unitholder’s right to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. For more information with respect to Rule 14a-8, please see “Other Matters–Unitholder Proposals.”

Nomination Criteria

The nominating, governance and conflicts committee is responsible for assessing the skills and characteristics that candidates for election to our Board of Directors should possess, as well as the composition of our Board of Directors as a whole. The assessments include qualifications under applicable independence standards and other standards applicable to our Board of Directors and its committees as well as consideration of skills and experience in the context of the needs of our Board of Directors. Each candidate must meet certain minimum qualifications including:

●	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the nominee’s service on other public company boards; and
●

skills and expertise complementary to the skills and expertise of the existing members of our Board of Directors (in this regard, the Board of Directors will consider its need for individuals with skills and expertise in operational, managerial, financial or governmental affairs or other relevant expertise).

The nominating, governance and conflicts committee may also consider the ability of a prospective candidate to work with the then-existing interpersonal dynamics of our Board of Directors and the candidate’s ability to contribute to the collaborative culture among the members of the Board of Directors.

The nominating, governance and conflicts committee will also evaluate each nominee based upon a consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors. The committee does not have a policy with regard to the consideration of diversity in identifying director nominees. Diversity, including diversity of experience, professional expertise, gender, race and age, is one factor considered in evaluating a nominee.

Based on this initial evaluation, the nominating, governance and conflicts committee will determine whether to interview the candidate and, if warranted, will recommend that one or more of its members, other members of our Board of Directors or senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the committee ultimately determines its list of nominees and submits it to the full Board of Directors for consideration and approval.

Charter

Our Board of Directors has adopted a charter for the nominating, governance and conflicts committee, a copy of which is available on our website at www.legacylp.com. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

Code of Ethics

The Board of Directors has adopted a Code of Ethics and Business Conduct applicable to officers and directors of our general partner and our employees, including the principal executive officer, principal financial officer, principal accounting officer and controller, or those persons performing similar functions, of our general partner. The Code of Ethics and Business Conduct is available on our website at www.legacylp.com and in print to any unitholder who requests it. Amendments to or waivers from the Code of Ethics and Business Conduct will also be available on our website and reported as may be required under SEC rules; however, any technical, administrative or other non-substantive amendments to the Code of Ethics and Business Conduct may not be posted. Please note that the preceding Internet address is for information purposes only and is not intended to be a hyperlink. Accordingly, no information found or provided at that Internet address or at our website in general is intended or deemed to be incorporated by reference herein.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of the named executive officers of our general partner, Legacy Reserves GP, LLC, should be read together with the compensation tables and related disclosures set forth below.

Introduction

Our general partner manages our operations and activities through its Board of Directors. Under our fourth amended and restated agreement of limited partnership, we reimburse our general partner for direct and indirect general and administrative expenses incurred on our behalf, including the compensation of our general partner’s executive officers. Our general partner has not incurred any reimbursable expenses related to the compensation of our general partner’s executive officers for their management of us. Currently, our general partner’s executive officers are employed by our wholly owned subsidiary, Legacy Reserves Services, Inc., and are directly compensated for their management of us pursuant to their employment agreements. The compensation amounts disclosed in this section and under “Executive Compensation” reflect the total compensation paid to the executive officers of our general partner. Please read “Executive Compensation - Employment Agreements.”

Executive Summary

We are a master limited partnership headquartered in Midland, Texas, focused on the acquisition and development of oil and natural gas properties primarily located in the Permian Basin, East Texas, Rocky Mountain and Mid-Continent regions of the United States. Our compensation policy, as adopted by the compensation committee and approved by the Board of Directors in March 2013 and subsequently amended (the “Compensation Policy”), is designed to make our executive officers’ total compensation comparable to that of similarly-sized publicly traded limited partnerships and exploration and production companies. The goals of our Compensation Policy are to:

●	align the compensation of the executive officers with unitholder return;
●	provide financial incentives to our executive officers for performance, achievement of goals and enhancement of unitholder value;
●	drive and support the long-term goal of sustainable growth in unit distributions and total unitholder return by paying for performance; and
●	enable us to attract and retain highly qualified executive officers.

In meeting the goal of sustainable growth, we intend to invest in our long-term opportunities while meeting our short-term commitments.

To achieve these goals, our total compensation to our executive officers is comprised of base salary, cash incentive compensation (cash bonus) and equity-based incentive compensation.

Our Compensation Policy replaced and superseded our prior compensation policy that was adopted and approved in September 2009 and amended in February 2010 and March 2012 (the “2010 Compensation Policy”). The total compensation provided to our executive officers in fiscal year 2013 as shown in “Executive Compensation – Summary Compensation Table” (the “Summary Compensation Table”) is comprised of compensation elements attributable to both compensation policies. The equity-based incentive compensation provided for fiscal year 2013 in the Summary Compensation Table is attributable to our 2010 Compensation Policy, which reflects grant date fair values of equity grants made in 2013 attributable to performance in 2012. In contrast, the cash incentive compensation (cash bonus) for fiscal year 2013 in the Summary Compensation Table is attributable to our Compensation Policy, as cash incentive compensation in this table reflects the performance period during which the compensation is earned, not when it is paid.

When compared to the 2010 Compensation Policy, our Compensation Policy revised the vesting and performance measurement periods for the objective and subjective components of the equity-based incentive compensation portion of the policy from the vesting of ⅓ tranches every year over the course of three years in the 2010 Compensation Policy to a three-year cliff vesting and measurement period. In addition, the target equity awards are now weighted 60% according to subjective criteria determined by the compensation committee and 40% according to objective criteria. Under the 2010 Compensation Policy, the subjective criteria were weighted at 40% and the objective criteria were weighted at 60%. Finally, our Compensation Policy allows the compensation committee and Board of Directors discretion to award up to 150% (cash portion) and up to 200% (equity-based portion) of subjective target incentive compensation, and allows NEOs to earn from 0% up to 150% (cash portion) and from 0% up to 200% (equity-based portion) of objective target incentive compensation. In contrast, the 2010 Compensation Policy had maximum limits of 100% of maximum (rather than target) on subjective and objective cash and equity-based incentive compensation.

The total compensation provided to our executive officers in fiscal years 2014 and 2015 is comprised of compensation elements attributable solely to our Compensation Policy.

Cash Incentive Compensation. With respect to cash incentive compensation earned in fiscal year 2015 under the Compensation Policy, the target total annual cash bonus (subjective plus objective component) expressed as a percentage of annual salary for each named executive officer was as follows: Mr. Horne: 110%; Mr. McGraw: 80%; Mr. Westcott: 90%; Mr. Hammond 80% and Mr. LeRoy: 60%.

Subjective Component of Cash Incentive Compensation. In determining cash incentive awards earned in fiscal year 2015, our compensation committee conducted a subjective evaluation of individual officer and Partnership performance attributable to fiscal year 2015 for 50% of target annual cash incentive compensation. Under the Compensation Policy, the compensation committee and Board of Directors have the discretion to award up to 150% of the subjective component of target annual cash incentive compensation.

Objective Component of Cash Incentive Compensation. The remaining 50% of target annual cash incentive compensation earned in fiscal year 2015 was objectively determined in accordance with the objective criteria set forth in our Compensation Policy, which are based on our results and the achievement of operational and financial goals and objectives during fiscal year 2015 and are designed to align the incentive compensation of each executive officer with unitholder return by rewarding performance that maintains or grows distributions and exceeds the specified target levels for EBITDA (which is defined to mean Adjusted EBITDA, a non-GAAP financial measure, as described in the Partnership’s annual report on Form 10-K). The respective criteria target levels, for purposes of the determination of annual objective cash incentive compensation only, will be set by the compensation committee at the beginning of each year after considering management’s recommendation.

Set forth below are the target levels for EBITDA and cash distribution growth targets used to determine the objective component of each executive officer’s cash bonus that may be earned with respect to fiscal year 2015. Achievement of less than 85% of Target EBITDA or failure to maintain the prior cash distribution level, respectively, will result in no cash bonus awarded with respect to that particular performance measure.

Performance Measure	Weight		Performance Level/Percent Earned
EBITDA	50%	< 85% of Target	85% of Target	100% of Target	115% of Target
		0%	50%	100%	150%
Growth in Cash	50%	< 0% Growth 0%	0% Growth 50%	7.5% Growth	15% Growth
Distributions Per Unit				100%	150%

Set forth in the table below is a summary of the target cash incentive award amounts attributable to performance during 2015 of each named executive officer pursuant to the Compensation Policy, expressed as a percentage of each of such executive officer’s applicable base salary.

	Target Cash Bonus as
	a Percentage of 2015 Annual Salary(1)
Named Executive Officer	Subjective	Objective	Total
Paul T. Horne	55%	55%	110%
Director, President
and Chief Executive Officer (2)
James Daniel Westcott	45%	45%	90%
Executive Vice President and Chief
Financial Officer
Kyle A. McGraw	40%	40%	80%
Director, Executive Vice
President and Chief Development
Officer

	Target Cash Bonus as
	a Percentage of 2015 Annual Salary(1)
Named Executive Officer	Subjective	Objective	Total
Kyle M. Hammond	40%	40%	80%
Executive Vice
President and Chief Operating
Officer (3)
Dan G. LeRoy	30%	30%	60%
Vice President, General Counsel
and Secretary
____________________

(1)	Salaries effective March 1, 2015.

(2)	Effective March 1, 2015, Mr. Horne was appointed President and Chief Executive Officer of our general partner.

(3)	Effective March 1, 2015, Mr. Hammond was appointed Executive Vice President and Chief Operating Officer of our general partner.

Equity-Based Incentive Compensation. We believe meaningful equity participation by each named executive officer to be a strong motivating factor that will result in significant increases in value and in growth. Grants of equity-based compensation to our executive officers during fiscal year 2015 were made in accordance with the Compensation Policy based on performance during fiscal year 2014. In accordance with the Compensation Policy, grants of equity-based incentive compensation during fiscal year 2016 based on performance during fiscal year 2015 are still under consideration and have not yet been determined. For more information, please see “—2016 Phantom Unit Grants under the Compensation Policy.”

The subjective or service-based component of equity-based incentive compensation awarded as phantom units and associated distribution equivalent rights (“DERs”) is determined by a subjective evaluation of prior fiscal year performance by the compensation committee. The objective or performance-based component of equity-based incentive compensation, awarded as phantom units and associated DERs, is designed to reward our executive officers for their long-term performance and to align their interests with those of our unitholders.

With respect to grants that can be made during fiscal year 2016 attributable to performance during 2015, under the Compensation Policy the target total annual equity-based incentive compensation expressed as a percentage of annual salary for each named executive officer was as follows: Mr. Horne: 325%; Mr. McGraw: 175%; Mr. Westcott 250%; Mr. Hammond: 200%; and Mr. LeRoy: 80%.

With respect to grants made during fiscal year 2015 attributable to performance during 2014, under the Compensation Policy the target total annual equity-based incentive compensation expressed as a percentage of annual salary for each named executive officer was as follows: Mr. C. Brown: 325%; Mr. Horne: 200%; Mr. McGraw: 175%; Mr. Westcott 200%; and Mr. LeRoy: 75%.

Subjective Component of Equity–Based Incentive Compensation under the Compensation Policy (60% of target). Under the Compensation Policy, equity-based incentive compensation awarded under this component and associated DERs cliff vest after a three-year period and are not subject to any performance criteria. The DERs entitle the recipient of the award to a payment equivalent to the amount of the per unit distribution payable to unitholders over the vesting period. The compensation committee and Board of Directors have the discretion to award up to 200% of the subjective component of target equity-based incentive compensation.

Objective Component of Equity–Based Incentive Compensation under the Compensation Policy (40% of target). Under the Compensation Policy, the objective component is granted at 200% of the target amount each year but is subject to cliff vesting after a three-year period in accordance with an objective performance-related formula (as set forth under “Calculation of Vesting of Objective Component of Equity–Based Compensation under the Compensation Policy” below) based on our objective average annual total unitholder return and the following: 1) our total unitholder return compared to the total unitholder returns of a group of our peers, and 2) our total unitholder return compared to the total unitholder returns of a broader group of MLPs. All total unitholder returns are measured during the cumulative three-year measurement period prior to the vesting date. If none or only a portion of phantom units vest as a result of target levels not being met, the unvested portion of phantom units and associated DERs will be forfeited.

Set forth in the table below is a summary of the target equity-based incentive award amounts attributable to performance during 2015 (and that can be granted during fiscal year 2016) of each named executive officer pursuant to the Compensation Policy, expressed as a percentage of each of such executive officer’s applicable base salary.

	Target Value of Phantom Units as
	a Percentage of 2015 Annual Salary(1)
Named Executive Officer	Subjective	Objective	Total
Paul T. Horne	195%	130%	325%
Director, President
and Chief Executive Officer (2)
James Daniel Westcott	150%	100%	250%
Executive Vice President and Chief
Financial Officer
Kyle A. McGraw	105%	70%	175%
Director, Executive Vice
President and Chief Development
Officer
Kyle M. Hammond	120%	80%	200%
Executive Vice
President and Chief Operating
Officer (3)
Dan G. LeRoy	48%	32%	80%
Vice President, General Counsel
and Secretary
____________________

(1)	Salaries effective March 1, 2015.

(2)	Effective March 1, 2015, Mr. Horne was appointed President and Chief Executive Officer of our general partner.

(3)	Effective March 1, 2015, Mr. Hammond was appointed Executive Vice President and Chief Operating Officer of our general partner.

Set forth in the table below is a summary of the target equity-based incentive award amounts attributable to performance during 2014 (and granted during fiscal year 2015) of each named executive officer pursuant to the Compensation Policy, expressed as a percentage of each of such executive officer’s applicable base salary.

	Target Value of Phantom Units as
	a Percentage of 2014 Annual Salary(1)
Named Executive Officer	Subjective	Objective	Total
Cary D. Brown	195%	130%	325%
Chairman of the Board, President
and Chief Executive Officer (2)
James Daniel Westcott	120%	80%	200%
Executive Vice President and Chief
Financial Officer
Paul T. Horne	120%	80%	200%
Director, Executive Vice President and
Chief Operating Officer (3)
Kyle A. McGraw	105%	70%	175%
Director, Executive Vice
President and Chief Development Officer
Dan G. LeRoy	45%	30%	75%
Vice President, General Counsel
and Secretary

____________________

(1)	Salaries effective March 1, 2014.

(2)	Effective March 1, 2015, Mr. C. Brown resigned from his positions as President and Chief Executive Officer of our general partner.

(3)	On December 3, 2014, the Board of Directors appointed Mr. Horne as a Director. Effective March 1, 2015, Mr. Horne was appointed President and Chief Executive Officer of our general partner.

Corporate Governance

Compensation Committee Authority

Executive officer compensation is administered by the compensation committee of the Board of Directors, which is currently composed of three members, Messrs. Vann, Granberry and Sullivan. The Board of Directors appoints the compensation committee members and delegates to the compensation committee the direct responsibility for, among other things, determining and approving the Chief Executive Officer’s compensation, recommending compensation for the general partner’s other named executive officers, establishing equity and non-equity incentive plans, and administering our LTIP.

The Board of Directors has determined that each committee member is independent under NASDAQ-listing standards, SEC rules and the relevant securities laws, and that each member qualifies as a “non-employee” director within the meaning of Rule 16-3 promulgated under the Exchange Act, and as an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Role of Compensation Experts in Determining Executive Officer Compensation

The compensation committee is authorized to obtain, at the Partnership’s expense, compensation surveys, reports on the design and implementation of compensation programs for directors, officers and employees and other data and documentation as the compensation committee considers appropriate. In addition, the compensation committee has the sole authority to retain and terminate any outside counsel or other experts or consultants engaged to assist it in the evaluation of compensation of our directors and executive officers, including the sole authority to approve such consultants’ fees and other retention terms.

The compensation committee retained BDO USA, LLP (“BDO”) as a compensation consultant for performance years 2015 and 2014. BDO was engaged to provide a study of compensation programs related to named executive officers and outside directors offered by a broad peer group of exploration and production companies and publicly traded limited partnerships. The compensation committee charged BDO with undertaking this study to ascertain how the members of this peer group structure their compensation as a basis for establishing and maintaining an appropriate compensation program to better enable the Partnership to attract and retain highly qualified executive officers and to further align the interests of our executive officers with those of our unitholders.

BDO served as the Partnership’s independent registered public accountants during 2015. In appointing BDO’s compensation consulting group, the compensation committee considered whether such appointment would represent a conflict of interest. In particular, the compensation committee reviewed the structure of the consulting engagement which complies with SEC and Public Company Accounting Oversight Board independence rules and the relatively small amount of fees paid by the Partnership to BDO for compensation consulting services. The committee also evaluated its prior experience with BDO as its consultant and concluded that the advice received was, in its opinion, independent, that the relationship represented no conflict of interest, and that the compensation committee benefitted from the BDO consultants’ unique experience in consulting for publicly-traded partnerships.

Selection of Compensation Comparative Data

As discussed in greater detail below, central to our compensation philosophy is the alignment of the interests of our named executive officers with the interests of our unitholders. It is the goal of our compensation philosophy to provide financial incentives to our executive officers to focus on business strategies designed to maximize total return to our unitholders. In addition to comparing compensation packages of our named executive officers and outside directors with the compensation of their counterparts within a comparable group of exploration and production companies and publicly traded limited partnerships, other specific performance levels or “benchmarks,” as described in the Compensation Policy, were used in 2015 to establish the compensation packages of our named executive officers and outside directors.

The 2015 comparable group included Atlas Resource Partners, L.P.; Breitburn Energy Partners L.P.; Carrizo Oil & Gas, Inc.; Clayton Williams Energy, Inc.; Crestwood Equity Partners LP; Diamondback Energy, Inc.; Eagle Rock Energy Partners, L.P.; EnLink Midstream Partners, LP; EV Energy Partners, L.P.; Gulfport Energy Corporation; Halcón Resources Corporation; Linn Energy, LLC; LRR Energy, L.P.; Memorial Production Partners LP; Mid-Con Energy Partners, LP; Parsley Energy, Inc.; Resolute Energy Corporation; Rosetta Resources Inc.; RSP Permian, Inc.; SandRidge Energy, Inc.; Summit Midstream Partners, LP; Southcross Energy Partners, L.P.; Swift Energy Company and Vanguard Natural Resources, LLC.

The 2014 comparable group included Atlas Energy, L.P.; Atlas Pipeline Partners, L.P.; Breitburn Energy Partners L.P.; Carrizo Oil & Gas, Inc.; Clayton Williams Energy, Inc.; Crestwood Equity Partners LP; Eagle Rock Energy Partners, L.P.; EnLink Midstream Partners, LP; EV Energy Partners, L.P.; Forest Oil Corporation; Gulfport Energy Corporation; Halcón Resources Corporation; LRR Energy, L.P.; Memorial Production Partners LP; Mid-Con Energy Partners, LP; Niska Gas Storage Partners LLC; QR Energy, LP; Resolute Energy Corporation; Rosetta Resources Inc.; Swift Energy Company; and Vanguard Natural Resources, LLC.

Our comparable group is determined by the compensation committee from time to time to ensure that the peer group’s size and composition produces relevant information for the compensation committee’s consideration.

Decision-Making Process and Role of Executive Officers

Compensation decisions for executive officers involve both objective and subjective criteria. For performance years 2015 and 2014, the compensation committee consultant first provided information to the compensation committee regarding competitive market data. The second component of the decision-making process was our Chief Executive Officer providing a written overview of performance by the Partnership, including an overview of the performance by each named executive officer other than himself, in light of established operational and financial goals and objectives. After reviewing this written overview, the compensation committee met with the Chief Executive Officer in order to ask questions regarding the information set forth in the written overview and to gather any additional information needed in order to make recommendations to the Board of Directors regarding the compensation of the named executive officers other than the Chief Executive Officer.

In determining the compensation of the Chief Executive Officer, the compensation committee took into account the information provided by the compensation committee consultant. The compensation committee then evaluated the Chief Executive Officer’s performance in light of established operational and financial goals and objectives and determined as a committee, together with any other independent directors participating in the process, the Chief Executive Officer’s compensation.

Executive Officer Compensation Strategy and Philosophy

Our Compensation Policy is designed to make our executive officers total compensation comparable to that of similarly sized publicly traded limited partnerships and exploration and production companies.

Our executive officer compensation strategy is designed to:

●	align the compensation of the executive officers with unitholder return;
●	provide financial incentives to our executive officers for performance, achievement of goals and enhancement of unitholder value;
●	drive and support the long-term goal of sustainable growth in unit distributions and total unitholder return by paying for performance; and
●	enable us to attract and retain highly qualified executive officers.

In meeting the goal of sustainable growth, we intend to invest in our long-term opportunities while meeting our short-term commitments. As all our executive officers hold units in the Partnership, we have attempted to maintain competitive levels of compensation while focusing on the growth of our business and distributions. Through this approach, our executives receive cash and equity compensation for the market value of their services and their performance is further rewarded through the distributions they receive on their holdings of our units, which creates alignment of interests with our unitholders.

At our named executive officers’ 2015 compensation levels and due to our organizational structure, we did not believe that Internal Revenue Code Section 162(m) would be applicable and accordingly, did not consider it in setting compensation levels.

Components of Compensation

Named Executive Officer Compensation

Total compensation to our executive officers is comprised of base salary, cash incentive compensation (cash bonus) and equity-based incentive compensation.

2015 Performance Goals and Objectives

For the 2015 performance year, the operational and financial goals and objectives were as follows:

●	Generate $1.43 per unit of Distributable Cash Flow;
●	Acquire $500 million of producing properties at targeted cash flow metrics;
●	Generate EBITDA of $263 million with $30 million of total development capital expenditures;
●	Provide the capital needed to execute the business plan while maintaining certain leverage senior debt metrics; and
●	Experience zero lost-time accidents.

These goals and objectives, as supplemented by more detailed supporting goals and objectives put forth by our named executive officers, provided a framework for the compensation committee to assess our 2015 performance and to determine named executive officers’ compensation. Relative weight is not assigned to any or all of these goals and objectives. Additionally, the various financial goals were based on various assumptions, with the understanding that our actual financial performance would be assessed based on factors considered relevant by the compensation committee at the time compensation for the named executive officers was reviewed and determined.

2015 Performance Assessment for Determination of Incentive Compensation under the Compensation Policy

The compensation committee assessed the 2015 performance of executive officers for purposes of the determination of the subjective components of cash incentive compensation and its consideration of equity-based incentive compensation earned with respect to fiscal year 2015 based on the attainment of the foregoing goals and objectives and the performance-related factors that it considered to be relevant.

Among other relevant considerations, the compensation committee considered the following achievements by the Partnership and the executive officers during 2015:

●	Generated Distributable Cash Flow of $1.49 per unit;
●	Acquired properties for a net $489 million in 4 transactions including the post-close sell-down of one transaction;
●	Completed a large-scale, Permian-focused development agreement with an affiliate of TPG Special Situations Partners;
●	Remained in compliance with all financial covenants;
●	Generated EBITDA of $232 million; and
●	Experienced zero lost-time accidents.

Primarily based on these achievements, the compensation committee awarded to Mr. Horne 110% of the target subjective component of the cash bonus and recommended to the Board that the executive officers other than Mr. Horne be awarded as follows: 110% for Mr. Westcott, 95% for Mr. McGraw, 105% for Mr. Hammond and 100% for Mr. LeRoy of the subjective component of the cash bonus. The Board approved such awards. The subjective and objective components of our equity-based incentive compensation are still under consideration by the compensation committee, and therefore have not yet been determined.

2014 Performance Goals and Objectives

For the 2014 performance year, the operational and financial goals and objectives were as follows:

●	Grow cash distributions to $0.61 per unit attributable to the fourth quarter of 2014 with a coverage ratio of 1.05 times for the year;
●	Acquire $300 million of producing properties at targeted cash flow metrics;
●	Generate $285 million of EBITDA with $100 million of total development capital expenditures;
●	Provide the capital needed to execute the business plan and maintain a total debt to EBITDA ratio around 3 times; and
●	Experience zero lost-time accidents.

These goals and objectives, as supplemented by more detailed supporting goals and objectives put forth by our named executive officers, provided a framework for the compensation committee to assess our 2014 performance and to determine named executive officers’ compensation. Relative weight is not assigned to any or all of these goals and objectives. Additionally, the various financial goals were based on various assumptions, with the understanding that our actual financial performance would be assessed based on factors considered relevant by the compensation committee at the time compensation for the named executive officers was reviewed and determined.

2014 Performance Assessment for Determination of Incentive Compensation under the Compensation Policy

The compensation committee assessed the 2014 performance of executive officers for purposes of the determination (as set forth in the Compensation Policy) of the subjective components of cash incentive compensation earned with respect to fiscal year 2014 and equity-based incentive compensation granted during fiscal year 2015 based on the attainment of the foregoing goals and objectives and the performance-related factors that it considered to be relevant.

Among other relevant considerations, the compensation committee considered the following achievements by the Partnership and the executive officers during 2014:

●	Paid distributions per unit of $0.595, $0.61, $0.61, and $0.61 attributable to the first, second, third and fourth quarters of 2014, respectively, with a coverage ratio of 0.84 times for the year;
●	Acquired $535 million of properties in 7 transactions;
●	Generated EBITDA of $278.2 million;
●

Obtained first-time access to the preferred equity market with two offerings, one in April and one in June, for combined gross proceeds of $237.5 million, issued $300 million in a reopener of our 6.625% Senior Notes due 2021, increased our borrowing base to a record $950 million and closed our largest equity offering in our history in October for gross proceeds of $315 million ending the year with 3.4 times total debt to EBITDA; and

●	Experienced zero lost-time accidents.

Primarily based on these achievements, the compensation committee awarded to Mr. C. Brown 115% of the target subjective component of the cash bonus and 175% of the target subjective component of equity-based incentive compensation and recommended to the Board that the executive officers other than Mr. C. Brown be awarded as follows: 115% for Mr. Westcott, 110% for Mr. McGraw and 105% for Messrs. Horne and LeRoy of the subjective component of the cash bonus; and 175% for Messrs. Westcott, Horne, McGraw and LeRoy of the subjective component of equity-based incentive compensation of the target individual levels set forth in subsequent sections. The Board approved such awards.

Base Salaries

Overview

We pay base salary to attract talented executives and provide a fixed base of cash compensation. The compensation committee determines and approves the Chief Executive Officer’s compensation including salary based on a review of the Chief Executive Officer’s performance in light of established corporate goals and objectives. The compensation committee, with information provided by the compensation committee consultant and input of the Chief Executive Officer, also makes recommendations to the Board of Directors as a whole with respect to the compensation, including base salary, to be paid to the other executive officers of our general partner.

It is the intent of the compensation committee to have the base salaries of our named executive officers reviewed on an annual basis as well as at the time of a promotion or other material change in responsibilities.

2015 Base Salary Determinations

Effective March 1, 2015, base salaries were set at the following: Mr. Horne: $550,000; Mr. Westcott: $380,000; Mr. Hammond: $380,000; Mr. McGraw: $360,000; and Mr. LeRoy: $260,000.

2016 Base Salary Determinations

Effective March 1, 2016, base salaries were maintained at the same levels as set in 2015, which consist of the following: Mr. Horne: $550,000; Mr. Westcott: $380,000; Mr. Hammond: $380,000; Mr. McGraw: $360,000; and Mr. LeRoy: $260,000.

Cash Incentive Compensation (Cash Bonus) under the Compensation Policy

Overview

As a component of total compensation, the compensation committee chooses to pay annual incentives to drive the achievement of key results and to recognize individuals based on their contributions to those results. The compensation committee recognizes that short-term results contribute to achieving long-term goals. The amount of annual incentives is based upon our results and the achievement of operational and financial goals and objectives. The range and target amounts are recommended to the compensation committee by our Chief Executive Officer.

In determining cash incentive awards earned during a fiscal year, a subjective evaluation of the individual officer and Partnership performance (subjective criteria) for the fiscal year such awards are to be earned and our results and the achievement of operational and financial goals and objectives during such fiscal year (objective criteria) are considered.

The objective and subjective components of the cash incentive compensation each comprise 50% of the target bonus available expressed as a percentage of annual salary for each executive officer, as set forth in the following table for fiscal year 2015.

		Target Cash Bonus as
		a Percentage of 2015 Annual Salary
Named Executive Officer	Title	Subjective	Objective	Total
Paul T. Horne	Director, President and	55%	55%	110%
	Chief Executive Officer (1)
James Daniel Westcott	Executive Vice President and Chief	45%	45%	90%
	Financial Officer
Kyle M. Hammond	Executive Vice President and Chief Operating	40%	40%	80%
	Officer (2)
Kyle A. McGraw	Director, Executive Vice President	40%	40%	80%
	and Chief Development Officer
Dan G. LeRoy	Vice President, General Counsel and	30%	30%	60%
	Secretary
____________________

(1)	Effective March 1, 2015, Mr. Horne was appointed President and Chief Executive Officer of our general partner.

(2)	Effective March 1, 2015, Mr. Hammond was appointed Executive Vice President and Chief Operating Officer of our general partner.

Objective Component of Cash Bonus

The objective component (up to 50% of the annual target cash incentive compensation) is based on two measures of equal weight:

●	EBITDA (which is defined to mean Adjusted EBITDA as defined in our 2015 Form 10-K); and
●	Growth in cash distributions per unit.

The percentage levels that may be earned each year are based on the ranges of performance levels with respect to each target as set forth in the following table, as determined by straight-line interpolation. Our executive officers will not receive a cash bonus under this objective component unless the Partnership maintains its cash distribution per unit or achieves EBITDA that is at least 85% of the target EBITDA for the year.

Performance Measure	Weight		Performance Level/Percent Earned
EBITDA	50%	< 85% of Target	85% of Target	100% of Target	115% of Target
		0%	50%	100%	150%
Growth in Cash	50%	< 0% Growth 0%	0% Growth 50%	7.5% Growth	15% Growth
Distributions Per Unit				100%	150%

These objective measures are intended to align the cash incentive compensation of each executive officer with unitholder return by rewarding performance that maintains or grows distributions and achieves the EBITDA target. The respective target levels of EBITDA and growth in cash distributions per unit, respectively, for purposes of the annual cash bonus determination only, will be set by the compensation committee at the beginning of each year after considering management’s recommendation.

During 2015, the Partnership achieved EBITDA of $232.4 million, or 88.5% of the $262.6 million target EBITDA, resulting in a Percentage Earned (pursuant to the table above) of 61.6% (weighted at 50% or 30.8%) and distribution growth in 2015 was less than 0% resulting in a Percentage Earned of 0% (weighted at 50% or 0%), resulting in bonus amounts at 30.8% of the Objective Factor (as set forth in the table below).

Subjective Cash Award

Each executive officer was awarded the cash bonuses in the amounts determined by the percentage of target levels available, as set forth under “% of Subjective Factor Earned” in the table below, and the potential target level of the subjective component of cash incentive compensation for 2015 (the “Subjective Factor” as set forth below). Under the Compensation Policy, the compensation committee and Board of Directors have the discretion to award up to 150% of the subjective target cash bonus.

Based on Legacy’s and the individual executive officers’ accomplishments and performances as set forth above, under the caption “– 2015 Performance Assessment,” the Board, based on the compensation committee’s recommendation, set the subjective portion of the cash bonus as shown in the following table.

The chart below illustrates the cash incentive award earned during 2015 for each named executive officer in accordance with the performance level/percentage earned calculation set forth in the Compensation Policy:

			Subjective			Objective
Named Executive Officer	2015 Salary	Subjective Factor	% of Subjective Factor Earned	Bonus Amount	Objective Factor	% of Objective Factor Earned	Cash Incentive Amount(a)	Total Cash Incentive
Paul T. Horne	$550,000	55%	110%	$332,750	55%	30.8%	$93,231	$425,981
James Daniel	$380,000	45%	110%	$188,100	45%	30.8%	$52,702	$240,802
Westcott
Kyle M.	$380,000	40%	105%	$159,600	40%	30.8%	$46,846	$206,446
Hammond
Kyle A.	$360,000	40%	95%	$136,800	40%	30.8%	$44,381	$181,181
McGraw
Dan G. LeRoy	$260,000	30%	100%	$78,000	30%	30.8%	$24,040	$102,040
____________________

(a)	The amounts are determined by using a weighted earned percentage of 30.8% of the Objective Factor as determined in accordance with the formula set forth in the Compensation Policy. See “Cash Incentive Compensation (Cash Bonus) – Objective Component of Cash Bonus” above.

Equity-Based Incentive Compensation – Overview

We provide performance-based equity-based incentive compensation opportunities to our executive officers as part of the compensation program because we believe that this element of compensation ties the interests of our executive officers directly to the interests of our unitholders. We also believe that equity-based incentive compensation serves as an important attraction and retention tool.

More specifically, the equity-based incentive compensation program adopted by the Board of Directors and compensation committee of our general partner is designed to reward our named executive officers for their long-term performance by aligning grants of phantom units with associated DERs with the growth of distributions to unitholders.

We consider equity-based incentive compensation to be an important element of our compensation program for named executive officers. We believe meaningful equity participation by each named executive officer to be a strong motivating factor that will result in significant increases in value and in growth. This belief is reflected in the aggregate awards of phantom units that have been made to named executive officers that did not already have a significant interest in our units. Our award structure for long-term equity-based incentives employs a mix of subjective and objective measures as set forth below.

Equity-Based Incentive Compensation under the Compensation Policy

Subjective or Service-Based Component. The subjective or service-based component is determined by a subjective evaluation of prior fiscal year performance and, with respect to each executive officer, may be awarded up to 200% of the specified percentage of annual salary as set forth in the tables below. Once granted, the only condition to vesting will be that the executive officer remain in the service of the Partnership until the end of the respective 3-year cliff vesting period. The vesting of service-based equity-based awards including associated DERs, once granted, is not subject to the attainment of any performance criteria.

Objective or Performance-Based Component under the Compensation Policy. The objective component is granted each year at 200% of the targeted percentage listed in the table below, but the amount vested at the end of the three-year period is determined on the vesting date in accordance with an objective performance-related formula (as set forth under “Calculation of Vesting of Objective Component of Equity-Based Compensation under the Compensation Policy” below) based on the objective average annual total unitholder return and our total unitholder return compared to the total unitholder returns of a group of our peers as well as the total unitholder returns of a broader group of MLPs achieved during the cumulative three-year measurement period prior to the vesting date. If none or only a portion of phantom units vest as a result of target levels not being met, the unvested portion of phantom units will be forfeited.

All equity-based incentive compensation awards are phantom units, with associated DERs, up to 200% of the specified percentage of annual salary as set forth in the following table.

		Target Value of Phantom Units as a Percentage of 2015 Annual Salary
Named Executive Officer	Title	Subjective	Objective	Total
Paul T. Horne	Director,	195%	130%	325%
	President and Chief Executive
	Officer (1)
James Daniel Westcott	Executive Vice President and	150%	100%	250%
	Chief Financial Officer
Kyle M. Hammond	Executive Vice President and	120%	80%	200%
	Chief Operating Officer (2)
Kyle A. McGraw	Director, Executive Vice	105%	70%	175%
	President and Chief
Dan G. LeRoy	Development Officer	48%	32%	80%
	Vice President, General
	Counsel and Secretary
____________________

(1)	Effective March 1, 2015, Mr. Horne was appointed President and Chief Executive Officer of our general partner.

(2)	Effective March 1, 2015, Mr. Hammond was appointed Executive Vice President and Chief Operating Officer of our general partner.

A phantom unit is a notional unit that entitles the holder upon vesting to receive the same number of Partnership units. Under the Compensation Policy, the number of phantom units granted was determined by dividing the dollar amount of the intended grant value by the average closing price of Partnership units over the 20 trading days ended the last trading day prior to January 1st in the year of the grant. All phantom unit grants cliff vest on the third anniversary of the initial grant date or such date as determined by the compensation committee.

Calculation of Vesting of Objective Component of Equity-Based Compensation under the Compensation Policy

The objective-based phantom units granted at 200% of the target level each year are subject to a three-year measurement and vesting period. At the three-year vesting date of the objective or performance-based component of equity-based compensation, the number of phantom units to vest is determined based on the following three-step process, with the total vested amount to be determined by adding the values arrived at in Step 1 and Step 2.

Step 1: 50% of the performance-based award will be a function of the average annual Total Unitholder Return for the Partnership (“Legacy TUR”) and the percentile rank of the Legacy TUR among the Total Unitholder Return (“TUR”) for such upstream master limited partnership (“MLP”) peer companies as determined by the compensation committee (such peer companies, the “Peer Group”). The average annual Legacy TUR or the average annual TUR for any entity in the Peer Group for any performance period means the percentage increase in the value of a $100 investment in a unit or common unit purchased at the average closing price of such a unit or common unit over the 20 trading days prior to January 1 of the year with respect to which the grant is made, assuming such investment is liquidated on the January 1 immediately prior to the vesting date, at a price that is the average price of the unit or common unit over the 20 trading days prior to such liquidation, plus any cash distributions paid in the three-year period from the grant date to the vesting date. The following matrix will be used to determine the Legacy TUR vs. Peer Group TUR portion of the award. The total value to vest is the sum of the results derived from each of the two grids shown below.

> = 90th %ile	0%	125%	150%	175%	200%
75th %ile	0%	100%	125%	150%	175%
50th %ile	0%	75%	100%	125%	150%
25th %ile	0%	50%	75%	100%	125%
< = 10th %ile	0%	25%	50%	75%	100%
	< =0%	8%	12%	20%	> = 25%
	Average Annual Legacy TUR

____________________

*	For the 2015 performance period, the Peer Group consisted of Atlas Resource Partners, L.P.; Breitburn Energy Partners L.P.; EV Energy Partners, L.P.; Linn Energy, LLC; Memorial Production Partners LP; Mid-Con Energy Partners, LP; and Vanguard Natural Resources, LLC. If any company in the Peer Group ceases to be publicly traded during any performance period, the compensation committee will adjust the composition of the Peer Group as it deems appropriate.

To determine the performance-based awards earned for this Legacy TUR vs. Peer Group component, the percentage determined in accordance with the performance grid (using straight-line interpolation between the percentages given above) is multiplied by 50% and multiplied by the target number of phantom units available for vesting.

Step 2: 50% of the performance-based award will be a function of the Legacy TUR and the percentile rank of the Partnership among a group of MLPs included in the Alerian MLP Index (such group of MLPs as determined by the compensation committee, excluding publicly traded general partners of MLPs and shipping companies) (the “Adjusted Alerian Index”) based on such entities’ average annual TUR. The following matrix will be used to determine the Legacy TUR vs. Adjusted Alerian Index portion of the award.

> = 90th %ile	0%	125%	150%	175%	200%
75th %ile	0%	100%	125%	150%	175%
50th %ile	0%	75%	100%	125%	150%
25th %ile	0%	50%	75%	100%	125%
< = 10th %ile	0%	25%	50%	75%	100%
	< =0%	8%	12%	20%	> = 25%
	Average Annual Legacy TUR

____________________

**	“Adjusted Alerian Index” means a subset of companies included in the Alerian MLP Index as determined by the compensation committee and excludes publicly traded general partners of MLPs and shipping companies, as of the beginning of each fiscal year. The calculation of the Adjusted Alerian Index along with calculation of percentile results and the Legacy TUR percentile ranking is subject to third-party review.

To determine the performance-based awards earned on this Legacy TUR vs. Adjusted Alerian Index component, the percentage earned in accordance with the above matrix (using straight-line interpolation between the percentages set forth in the matrix) is multiplied by 50% and multiplied by the target number of phantom units available for vesting.

Step 3: The respective award values arrived at by performing the calculations set forth in Step 1 and Step 2 above will be added to determine the total vested portion of the performance-based equity award with respect to a particular three-year performance period.

2016 Phantom Unit Grants under the Compensation Policy

As discussed above under “—2015 Performance Assessment for Determination of Incentive Compensation under the Compensation Policy,” the subjective and objective components of our equity-based incentive compensation are still under consideration by the compensation committee, and therefore have not yet been determined.

2015 Phantom Unit Grants under the Compensation Policy

On February 10, 2015, in accordance with the Compensation Policy, the compensation committee approved the following phantom unit awards and associated DERs for Mr. C. Brown, and, with respect to the remaining named executive officers, recommended the following phantom unit awards and associated DERs to the Board and the Board, on February 24, 2015, approved such awards:

	2015 Phantom Unit Grants (and associated DERs)
		Subjective Grant (Based on 2014 Performance)			Objective Performance- Based Grant
Named Executive Officer	2014 Salary	Subjective Factor(a)	Subjective Award	Phantom Units(b)	Objective Factor(a)	Maximum Phantom Units(c)
Cary D. Brown	$550,000	195%	175%	143,822	130%	109,578
James Daniel Westcott	$350,000	120%	175%	56,322	80%	42,912
Paul T. Horne	$380,000	120%	175%	61,149	80%	46,590
Kyle A. McGraw	$360,000	105%	175%	50,690	70%	38,620
Dan G. LeRoy	$260,000	45%	175%	15,690	30%	11,954
____________________

(a)       Represents percentage of 2014 salary effective March 1, 2014.

(b)	Based on the 20-day average closing price of Partnership units prior to January 1, 2015, or $13.05. Subjective grant phantom units vest on February 18, 2018. These phantom units are service-based and are not subject to any performance criteria.

(c)	Based on the 20-day average closing price of Partnership units prior to January 1, 2015, or $13.05. Represents maximum number of phantom units available to vest on February 18, 2018, pending attainment of specified performance criteria. Unvested phantom units and associated DERs will be forfeited.

2016 Adjustments to the Compensation Policy

No changes have been made to the Compensation Policy for 2016. However, the Compensation Policy remains subject to change by the compensation committee, and may later change to account for the fact that the Partnership has suspended distributions to its unitholders.

2016 Objective Phantom Unit Vesting

In accordance with the calculation of the objective component of equity compensation as set forth in the 2010 Compensation Policy and calculated as described below in “—Objective Equity-Based Incentive Compensation under the 2010 Compensation Policy” and “—Calculation of Vesting of Objective Component of Equity-Based Compensation under the 2010 Compensation Policy,” the third tranche of phantom units granted to each executive officer on March 7, 2013 vested on February 18, 2016 in the amounts set forth below. No phantom units granted under the equity-based incentive compensation portion of the Compensation Policy will vest in 2016 as such grants are subject to a three-year cliff vesting and measurement period.

The Performance Factor is determined based on the Partnership’s performance during 2015 as measured by the Partnership’s TUR, the Partnership’s TUR compared to the TUR of an index of other MLPs, and the Partnership’s TUR ranking among its peer group.

	Objective Grant
	Maximum
	Phantom Units
	Subject to	Performance
Executive Officer	Vesting(1)	Factor(2)	Phantom Units Vested
Cary D. Brown	10,523	7.50%	789
James Daniel Westcott	3,508	7.50%	263
Paul T. Horne	4,464	7.50%	335
Kyle A. McGraw	4,464	7.50%	335
Dan G. LeRoy	1,467	7.50%	110
____________________

(1)	Represents one-third of the total phantom units granted to each executive officer on March 7, 2013 pursuant to the objective component of the 2010 Compensation Policy. No phantom units granted pursuant to the Compensation Policy were eligible for vesting in 2015.

(2)	Based on the Partnership’s TUR for 2015 of (77%), Legacy ranks fourth among its Peer Group (as defined in the 2010 Compensation Policy) in TUR and in the 0 percentile rank among the Adjusted Alerian MLP Index (as defined in the 2010 Compensation Policy) in TUR.

Objective Equity-Based Incentive Compensation under the 2010 Compensation Policy

Objective or Performance-Based Component under the 2010 Compensation Policy. The objective component was granted each year at the maximum percentage amount listed in the table below, but is subject to 1/3 vesting each year in accordance with an objective performance-related formula (as set forth under “Calculation of Vesting of Objective Component of Equity-Based Compensation under the 2010 Compensation Policy” below) based on our absolute total unitholder return each year and our total unitholder return each year compared to the total unitholder returns of a group of our peers as well as the total unitholder returns of a broader group of MLPs. If none or only a portion of phantom units vest as a result of target levels not being met, the unvested portion of phantom units will be forfeited.

All equity-based incentive compensation awards are phantom units, with associated DERs, up to the specified percentage of annual salary as set forth in the following table.

		Maximum Value of Phantom Units as
		a Percentage of 2012 Annual Salary
Named Executive Officer	Title	Subjective	Objective	Total
Cary D. Brown	Chairman of the Board,	110%	165%	275%
	President and Chief Executive
	Officer
James Daniel Westcott	Executive Vice President and	60%	90%	150%
	Chief Financial Officer
Paul T. Horne	Executive Vice President and	70%	105%	175%
	Chief Operating Officer
Kyle A. McGraw	Director, Executive Vice	70%	105%	175%
	President and Chief
	Development Officer
Dan G. LeRoy	Vice President, General	30%	45%	75%
	Counsel and Secretary

Under the 2010 Compensation Policy, the number of phantom units granted was determined by dividing the dollar amount of the intended grant value by the average closing price of Partnership units over the 20 trading days preceding the date of grant in the case of the subjective unit grant. In the case of the objective unit grant, the average closing price of Partnership units was calculated for the 20 trading day period ended the last trading day prior to January 1st in the year of the grant. All phantom unit grants vest in three equal tranches over a three-year period, with each tranche to vest on or about the first, second and third anniversary of the initial grant date or such date as determined by the compensation committee.

Under the 2010 Compensation Policy, with respect to the objective component only, the actual number vested will be determined based on the three-step formula set forth below.

With respect to all phantom unit grants, DERs accumulate and accrue based on the assumed 100% vesting. With respect to the objective component only, the actual amounts payable are based solely on the number of vested underlying phantom units.

Calculation of Vesting of Objective Component of Equity-Based Compensation under the 2010 Compensation Policy

At the vesting date of each one-third tranche of the objective or performance-based component of equity-based compensation, the number of phantom units to vest each year is determined based on the following three-step process, with the total vested amount for each year to be determined by adding the values arrived at in Step 1 and Step 2.

Step 1: 50% of the performance-based award will be a function of the Total Unitholder Return for the Partnership (“Legacy TUR”) and the ordinal rank of the Legacy TUR among such upstream master limited partnership (“MLP”) peer companies as determined by the compensation committee at the beginning of each fiscal year (“Peer Group”). The Legacy TUR or the Total Unitholder Return for any entity in the Peer Group for any performance period means the percentage increase in the value of a $100 investment in a unit or common unit purchased at the average closing price of such a unit or common unit over the 20 trading days prior to January 1 of the fiscal year prior to the applicable vesting date, assuming distributions are reinvested in additional fractional units or common units on the date they are declared based on the closing price of units or common units on the date of such reinvestment, and assuming such investment is liquidated on January 1 of the fiscal year of the applicable vesting date, at a price that is the average price of the unit or common unit over the 20 trading days prior to the liquidation. The following matrix will be used to determine the Legacy TUR vs. Peer Group portion of the award. The total grant value to vest each year is the sum of the results derived from each of the two grids shown below.

1st or 2nd	25%	40%	60%	75%	85%	100%
3rd or 4th	15%	35%	50%	60%	75%	85%
5th or 6th	0%	15%	35%	50%	60%	75%
7th or 8th	0%	0%	15%	25%	40%	50%

	< 8.0%	8.0%	12.0%	15.0%	17.5%	20%+
	Legacy TUR
____________________

*	For the 2015 performance period, the Peer Group consisted of Atlas Resource Partners, L.P.; Breitburn Energy Partners L.P.; EV Energy Partners, L.P.; Linn Energy, LLC; Memorial Production Partners LP; Mid-Con Energy Partners, LP and Vanguard Natural Resources, LLC. If any company in the Peer Group ceases to be publicly traded during any performance period, the compensation committee will adjust the composition of the Peer Group as it deems appropriate.

To determine the performance-based awards earned for this Legacy TUR vs. Peer Group component, the percentage determined in accordance with the performance grid (using straight-line interpolation between the percentages given above) is multiplied by 50% and multiplied by the maximum number of phantom units available for vesting that particular year.

Step 2: 50% of the performance-based award will be a function of the Legacy TUR and the percentile rank of the Partnership among a group of MLPs included in Adjusted Alerian Index. The following matrix will be used to determine the Legacy TUR vs. Adjusted Alerian Index portion of the award.

90th %ile	30%	50%	60%	75%	85%	100%
75th %ile	15%	40%	50%	60%	75%	85%
50th %ile	0%	25%	40%	50%	60%	75%
25th %ile	0%	15%	25%	40%	50%	60%
<25th %ile	0%	0%	0%	15%	30%	50%

	< 8.0%	8.0%	12.0%	15.0%	17.5%	20%+
	Legacy TUR

____________________

**	“Adjusted Alerian Index” means a subset of companies included in the Alerian MLP Index as determined by the compensation committee and excludes publicly traded general partners of MLPs and shipping companies, as of the beginning of each fiscal year. The calculation of the Adjusted Alerian Index along with calculation of percentile results and the Legacy TUR percentile ranking is subject to third-party review.

To determine the performance-based awards earned on this Legacy TUR vs. Adjusted Alerian Index component, the percentage earned in accordance with the above matrix (using straight-line interpolation between the percentages set forth in the matrix) is multiplied by 50% and multiplied by the maximum number of phantom units available for vesting that particular year.

Step 3: The respective award values arrived at by performing the calculations set forth in Step 1 and Step 2 above will be added to determine the total vested portion of the performance-based equity award with respect to a particular fiscal year.

Amended and Restated Legacy Reserves LP Long-Term Incentive Plan (LTIP)

Long-term incentive compensation awards are administered through our LTIP adopted in March 2006 and amended and restated on August 17, 2007, and, by a vote the unitholders at the 2015 Annual Meeting, amended on June 12, 2015. The plan is administered by the compensation committee and permits the grant of awards resulting in the issuance of an aggregate of 5,000,000 units (of which 2,692,895 remain available for grant, as of March 1, 2016). Employees, consultants and directors of our general partner and its affiliates who perform services for us are eligible to receive awards under the LTIP (“Eligible Persons”).

As of March 1, 2016, grants of awards that could result in the issuance of units, net of forfeitures, covering 2,188,111 units have been made, including 904,551 restricted units, 266,014 unit options, 821,018 phantom units and 196,528 units primarily issued to directors. We selected these types of awards because of the expectation by most of our employees as well as our directors that part of their compensation would be derived from the growth in value of Partnership units.

Our Board of Directors, or its compensation committee, in its discretion may terminate, suspend or discontinue the LTIP at any time with respect to any award that has not yet been granted. Our Board of Directors, or its compensation committee, also has the right to alter or amend the LTIP or any part of the plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval as required by the exchange upon which the units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant.

Unit Grants

The LTIP permits the grant of units. A unit grant is a grant of units that vests immediately upon issuance. In 2014 and 2015, the only unit grants were made to non-employee directors.

Restricted Units and Phantom Units

A restricted unit is a unit that is subject to forfeiture prior to the vesting of the award. A phantom unit is a notional unit that entitles the grantee to receive a unit or, in the discretion of our Board of Directors or its compensation committee, cash equal to market value of a unit upon the vesting of the phantom unit. The compensation committee may make grants under the LTIP of restricted units and phantom units to employees, consultants and directors containing such terms, consistent with the LTIP, as the compensation committee shall determine. The compensation committee will determine the period over which the restricted units and phantom units granted to employees, consultants and directors will vest. The compensation committee may base vesting upon the achievement of specified financial objectives or on the grantee’s completion of a period of service. In addition, the restricted units and phantom units will vest upon a change of control of the Partnership or our general partner, unless provided otherwise by the compensation committee in the award agreement. All restricted unit and phantom unit grants to our executive officers and employees provide for at least one year vesting periods with some providing for three and five year vesting. All 2015 phantom unit grants to executive officers have three year vesting.

If the grantee’s employment, service relationship or membership on the Board of Directors terminates for any reason, the grantee’s unvested restricted units and phantom units will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise in the award agreement or waives (in whole or in part) any such forfeiture. Units to be delivered in connection with the grant of restricted units or upon the vesting of phantom units settled in units may be units acquired by us on the open market, or from any other person, or we may issue new units, or any combination of the foregoing. Our general partner is entitled to reimbursement by us for the cost it incurs in acquiring units. Thus, the cost of the restricted units and the delivery of units upon the vesting of phantom units will be borne by us. If we issue new units in connection with the grant of restricted units or upon vesting of the phantom units settled in units, the total number of units outstanding will increase. The compensation committee, in its discretion, may provide for tandem distribution rights with respect to restricted units and grant tandem DERs with respect to phantom units that entitle the holder to receive cash equal to any cash distributions made on units prior to the vesting of a restricted or phantom unit. On phantom units, any such cash distributions will accumulate and accrue based on the assumed 100% vesting of any such phantom units but will not be payable until such vesting occurs. The actual amounts payable pursuant to such tandem DERs will be based solely on the number of underlying restricted or phantom units that actually vest. Holders of unvested restricted units are entitled to receive cash payments equal to any cash distribution payable at the time any cash distribution is paid to unitholders regardless of whether vesting has occurred.

Unit Options and Unit Appreciation Rights (“UARs”)

The LTIP permits the grant of options covering units and the grant of unit appreciation rights. A unit appreciation right is an award that, upon exercise, entitles the participant to receive the excess of the fair market value of a unit on the exercise date over the exercise price established for the unit appreciation right. Such excess may be paid in units, cash, or a combination thereof, as determined by the compensation committee in its discretion. The compensation committee will be able to make grants of unit options and unit appreciation rights under the plan to employees, consultants and directors containing such terms as the committee shall determine consistent with the plan. Unit options and unit appreciation rights may not have an exercise price that is less than the fair market value of the units on the date of grant. In general, unit options and unit appreciation rights granted will become exercisable over a period determined by the compensation committee. In addition, the unit options and unit appreciation rights will become exercisable upon a change in control of the Partnership or our general partner, unless provided otherwise by the committee in the award agreement. The compensation committee, in its discretion may grant tandem DERs with respect to unit options and unit appreciation rights.

Upon exercise of a unit option (or a unit appreciation right settled in units), we will acquire units on the open market or from any other person or we may issue new units, or any combination of the foregoing. If we issue new units upon exercise of the unit options (or a unit appreciation right settled in units), the total number of units outstanding will increase, and we will receive the proceeds from an optionee’s exercise of a unit option. The availability of unit options and unit appreciation rights is intended to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of unitholders.

Currently, we only settle UARs in cash and not in units and therefore such UARs are not taken into consideration in calculating the number of units available for issuance under the LTIP.

Unit Option Practices

Although our LTIP permits us to award options under a variety of circumstances, we have not granted unit options since early 2007 and do not anticipate granting any further unit options. We have not back-dated any option awards. The option grants we have made to date had an exercise price that corresponded with the offering price to purchasers of our units in a private offering we conducted in March 2006, the price at which our units traded on the Portal Market, the price to the public of our units in our January 2007 initial public offering, or the market value of our units at the close of trading on the date of the grant. Any option grants we may make in the future will have an exercise price equal to the market value of our units at the close of trading on the date of the grant. We have chosen to replace the use of unit options in the future with unit appreciation rights to reduce the administrative costs associated with unit options.

Perquisites and Other Personal Benefits

We maintain a 401(k) plan. The plan permits eligible full-time employees, including named executive officers, to make voluntary, pre-tax contributions to the plan up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan for each eligible employee equal to 8.0% (6.0% prior to January 1, 2015) of an employee’s annual compensation not in excess of $255,000 for 2013, $260,000 for 2014 and $265,000 for 2015, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are generally vested in any matching contribution after commencement of employment with the company. The plan is intended to be qualified under Section 401(a) of the Internal Revenue Code so that contributions to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions, if any, will be deductible when made.

We maintain an employee benefit plan that provides our employees with the opportunity to enroll in our health, dental and life insurance plans. We pay all of our employees’ health and life insurance premiums. Our dental plan requires the employee to pay a portion of the premium, and we pay the remainder. We provide these benefits so that we will remain competitive in the employment market and offer the benefits to all employees on the same basis.

Unit Ownership Guidelines

On November 19, 2013, the nominating, governance and conflicts committee recommended and the Board of Directors approved a policy of unit ownership by executive officers and directors. Target ownership, which is based on market values, is in excess of the following thresholds: 5 times annual cash retainers for directors, 6 times base salary for the Chief Executive Officer, and 3 times base salary for all other executive officers. To accumulate this target ownership, executive officers and directors are not required to purchase units in the open market, but are generally required to retain at least 50% of each vesting of units or grant of unrestricted units, net of reductions for taxes due, until such target ownership is achieved. Notwithstanding the severe decline in our unit price that has rendered certain executive officers’ and directors’ unit ownership below the policy’s thresholds, as of March 18, 2016, all executive officers and directors are in compliance with this policy.

As of December 31, 2015, our named executive officers as a group beneficially owned 1,461,972 units. Our named executive officers beneficially own approximately 2.1% of our 69,512,781 issued and outstanding units.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of Legacy Reserves GP, LLC held three meetings during fiscal year 2015. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the compensation committee, the compensation committee has recommended to the board of directors of Legacy Reserves GP, LLC that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the compensation committee of the board of directors of Legacy Reserves GP, LLC:

Kyle D. Vann (Chairman)
William R. Granberry
William D. Sullivan

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate compensation awarded to, earned by or paid to our named executive officers for the fiscal year ended December 31, 2015, 2014, and 2013.

					Option	All Other
Name and Principal		Salary	Bonus	Unit Awards	Awards	Compensation		Total
Position	Year	($)(a)	($)	($)(b)	($)	($)		($)
Cary D. Brown (i)	2015	$91,667	—	$2,560,756	$—	$491,372	(c)	$3,143,795
Chairman of the Board,	2014	$540,000	$595,683	$2,119,875	$—	$167,260	(c)	$3,422,818
President and Chief	2013	$483,333	$544,740	$804,765	$—	$77,511	(c)	$1,910,349
Executive Officer
Paul T. Horne (j)	2015	$521,667	$425,981	$1,088,764	$—	$45,249	(d)	$2,081,660
Director, President and	2014	$375,000	$284,118	$913,791	$—	$79,032	(d)	$1,651,941
Chief Executive Officer	2013	$341,667	$261,982	$341,415	$—	$42,840	(d)	$987,904
James Daniel Westcott	2015	$375,000	$240,802	$1,002,817	$—	$124,860	(e)	$1,743,479
Executive Vice President	2014	$341,667	$275,688	$861,208	$—	$201,416	(e)	$1,679,979
and Chief Financial	2013	$295,833	$284,556	$268,248	$—	$198,315	(e)	$1,046,952
Officer
Kyle A. McGraw	2015	$360,000	$181,181	$902,533	$—	$42,790	(f)	$1,486,504
Director, Executive Vice	2014	$358,333	$276,365	$877,395	$—	$68,523	(f)	$1,580,616
President and Chief	2013	$341,667	$240,982	$341,415	$—	$36,843	(f)	$960,907
Development
Officer
Kyle M. Hammond (k)	2015	$316,667	$206,446	$1,186,900	$—	$128,200	(g)	$1,838,213
Executive Vice President	2014	$ —	$ —	$ —	$—	$ —		$ —
and Chief Operating Officer	2013	$ —	$ —	$ —	$—	$ —		$ —
Dan G. LeRoy	2015	$260,000	$102,040	$279,360	$—	$34,182	(h)	$675,582
Vice President, General	2014	$258,333	$121,498	$268,572	$—	$36,278	(h)	$684,681
Counsel and Secretary	2013	$246,667	$88,565	$112,181	$—	$36,070	(h)	$483,483
____________________

(a)	For Messrs. C. Brown, Horne, Westcott, McGraw and LeRoy, annual salary increases (where applicable) for 2015, 2014 and 2013 became effective on March 1, 2015, March 1, 2014 and March 1, 2013, respectively. The 2015 salary for Mr. Hammond became effective on his first day of employment, which was March 1, 2015.

(b)	Phantom units were granted to officers on February 24, 2015, March 3, 2014 and March 7, 2013. The amount shown reflects the grant date fair value of these awards based upon the Financial Accounting Standards board’s authoritative guidance relating to stock compensation. The assumptions used in calculating these amounts are incorporated by reference to Note 13 – “Unit Based Compensation” to the financial statements in our annual report on Form 10-K filed with the SEC on February 26, 2016. In the prior years’ Summary Compensation Table, based on then prevailing rules, the value of these awards reflected the grant date fair value of the amounts expensed each year, for financial reporting purposes. On December 16, 2009, the SEC adopted a final rule that requires reporting all stock and option awards granted during the fiscal year at the full grant date fair value. The value for each of the three years in this Summary Compensation Table reflects the full grant date fair value. Assuming all performance and service conditions are met at the maximum possible level, the grant date fair value of the unit awards granted in 2015 pursuant to the Compensation Policy for each named executive officer is as follows: Mr. C. Brown: $2,560,756; Mr. Horne: $1,088,764; Mr. Westcott: $1,002,817; Mr. McGraw: $902,533; and Mr. LeRoy: $279,360. This table also reflects the grant date fair values of 130,000 restricted units granted to Mr. Hammond on June 15, 2015 in connection with the hiring of Mr. Hammond.

(c)	Reflects for 2015: Pertaining to compensation received as President and CEO, $18,000 of 401(k) employer matching contributions, $57,999 of unit distributions received by Mr. C. Brown on his phantom units, and pertaining to compensation received pursuant to the Chairman Agreement (as defined below), $299,667 of cash fees, $100,000 of unit awards and $15,706 of reimbursement for expenses incurred by Mr. C. Brown for the continuation of health care coverage under Legacy’s group health plan under the health care provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Reflects for 2014: $15,600 of 401(k) employer matching contributions and $151,600 of unit distributions received by Mr. C. Brown on his phantom units. Reflects for 2013: $15,300 of 401(k) employer matching contributions and $62,211 of unit distributions received by Mr. C. Brown on his vested phantom units.

(d)	Reflects for 2015: $21,200 of 401(k) employer matching contributions and $24,049 of unit distributions received by Mr. Horne on his phantom units. Reflects for 2014: $15,600 of 401(k) employer matching contributions and $63,432 of unit distributions received by Mr. Horne on his phantom units. Reflects for 2013: $15,300 of 401(k) employer matching contributions and $27,540 of unit distributions received by Mr. Horne on his vested phantom units.

(e)	Reflects for 2015: $17,995 of 401(k) employer matching contributions, $10,095 of unit distributions received by Mr. Westcott on his phantom units and $96,770 of unit distributions received by Mr. Westcott on his unvested restricted units. Reflects for 2014: $15,600 of 401(k) employer matching contributions, $12,116 of unit distributions received by Mr. Westcott on his phantom units and $173,700 of unit distributions received by Mr. Westcott on his unvested restricted units. Reflects for 2013: $15,300 of 401(k) employer matching contributions and $183,015 of unit distributions received by Mr. Westcott on his unvested restricted units.

(f)	Reflects for 2015: $21,200 of 401(k) employer matching contributions and $21,590 of unit distributions received by Mr. McGraw on his phantom units. Reflects for 2014: $15,600 of 401(k) employer matching contributions and $52,923 of unit distributions received by Mr. McGraw on his phantom units. Reflects for 2013: $15,300 of 401(k) employer matching contributions and $21,543 of unit distributions received by Mr. McGraw on his vested phantom units.

(g)	Reflects for 2015: $17,700 of 401(k) employer matching contributions and $110,500 of unit distributions received by Mr. Hammond on his on his unvested restricted units.

(h)	Reflects for 2015: $21,200 of 401(k) employer matching contributions, $4,222 of unit distributions received by Mr. LeRoy on his phantom units and $8,760 of unit distributions received by Mr. LeRoy on his unvested restricted units. Reflects for 2014: $15,600 of 401(k) employer matching contributions, $5,068 of unit distributions received by Mr. LeRoy on his phantom units and $15,610 of unit distributions received by Mr. LeRoy on his unvested restricted units. Reflects for 2013: $15,300 of 401(k) employer matching contributions and $20,770 of unit distributions received by Mr. LeRoy on his unvested restricted units.

(i)	Mr. C. Brown resigned as President and Chief Executive Officer, effective March 1, 2015.

(j)	Mr. Horne was appointed as President and Chief Executive Officer effective as of March 1, 2015.

(k)	Mr. Hammond was appointed as Executive Vice President and Chief Operating Officer effective as of March 1, 2015.

Grants of Plan-Based Awards for Fiscal Year 2015

The following table sets forth the payments that may be made under the Compensation Policy in our LTIP.

	Grant Date(a)	Date Action Taken(b)	Estimated Future Payouts Under Equity Incentive Plan Awards (in Units)			All Other Unit Awards: Number of Units(c)(d)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Unit)	Grant Date Fair Value of Unit and Option Awards
Name			Threshold	Target	Maximum
Cary D. Brown	2/24/15	2/24/15	—	54,789	109,578	143,822	$—	$—	$2,560,756
Paul T. Horne	2/24/15	2/24/15	—	23,295	46,590	61,149	$—	$—	$1,088,764
James Daniel
Westcott	2/24/15	2/24/15	—	21,456	42,912	56,322	$—	$—	$1,002,817
Kyle A. McGraw	2/24/15	2/24/15	—	19,310	38,620	50,690	$—	$—	$902,533
Kyle M. Hammond	6/15/15	6/15/15	—	—	—	130,000	$—	$—	$1,186,900
Dan G. LeRoy	2/24/15	2/24/15	—	5,977	11,954	15,690	$—	$—	$279,360
____________________

(a)	Reflects grants made in fiscal year 2015.

(b)	Reflects the date on which the compensation committee or Board of Directors was deemed to take action in making a grant of phantom, restricted or other units.

(c)	Phantom units for Messrs. C. Brown, Horne, Westcott, McGraw and LeRoy vest on the third anniversary of their respective grant dates or other such date as determined by the compensation committee, and are payable in units. For 2015, the numbers granted reflect the subjective portion under the Compensation Policy.

(d)	Restricted units for Mr. Hammond vest as follows: 30,000 vest equally over three years on the anniversary date of the grant and 100,000 vest in full on the fifth anniversary date of the grant.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table reflects all of the outstanding equity awards held by our named executive officers as of December 31, 2015.

	Equity Incentive Plan Awards
	Number of Unearned	Market Value of
	Units That Have Not	Unearned Units That
	Vested	Have Not Vested
Name	(#)(a)(b)	($)(c)
Cary D. Brown	358,791	$627,884
Paul T. Horne	153,090	$267,908
James Daniel Westcott	200,481	$350,842
Kyle A. McGraw	133,313	$233,298
Kyle M. Hammond	130,000	$227,500
Dan G. LeRoy	47,274	$82,730
____________________

(a)	Includes 14,779 phantom units that were granted on March 7, 2013 to Messrs. C. Brown, McGraw, Horne, Westcott and LeRoy, which vest annually in one-third increments, which began on the first anniversary of the grant date or other such date as determined by the compensation committee, over a three year period. Also includes 112,246 phantom units and 327,673 phantom units that were granted to Messrs. C. Brown, McGraw, Horne, Westcott and LeRoy on March 3, 2014 and February 24, 2015, respectively, which vest on the third anniversary of the grant date or other such date as determined by the compensation committee. Further includes 24,425 phantom units that were granted to Messrs. C. Brown, McGraw, Horne, Westcott and LeRoy, which represents the maximum number of phantom units available to vest in one-third tranches over the three years following the grant, pending attainment of specified performance criteria. In accordance with such criteria, 0% of the first one-third of the 2013 phantom unit grants vested in 2014 and 2015. Further includes 98,172 phantom units and 249,654 phantom units granted on March 3, 2014 and February 24, 2015, respectively, which represents the maximum number of phantom units available to vest on the third anniversary of the grant date or such other date as determined by the compensation committee.

(b)	Includes 60,000 restricted units granted to Mr. Westcott on September 24, 2012, 6,000 restricted units granted to Mr. LeRoy on May 9, 2012 and 130,000 restricted units granted to Mr. Hammond on June 15, 2015 in connection with the hiring of Mr. Westcott, Mr. LeRoy and Mr. Hammond, respectively.

(c)	Reflects the value of phantom and restricted units based on the closing price of our units on the NASDAQ Global Select Market on December 31, 2015 of $1.75.

Employment Agreements

Through our wholly owned subsidiary Legacy Reserves Services, Inc., we have employment agreements with Messrs. Horne, Hammond, McGraw, Westcott, and LeRoy. These agreements establish that the executive officers are employed by Legacy Reserves Services, Inc. The agreements with Messrs. Horne and McGraw became effective upon the completion of our private placement on March 15, 2006, and Mr. LeRoy’s employment agreement became effective May 1, 2012. Mr. Westcott’s employment agreement became effective September 24, 2012. Mr. Hammond’s employment agreement became effective March 1, 2015. Mr. C. Brown’s employment agreement was terminated March 1, 2015. All agreements are terminable either by the executive or by us at any time.

Base Salaries

2012-2013. On February 1, 2012, the compensation committee of our general partner approved an increased salary for Mr. C. Brown of $425,000 effective March 1, 2012. On February 2, 2012, upon the recommendation of the compensation committee, the Board of Directors approved salaries for each of the other named executive officers effective March 1, 2012 as follows: Mr. Horne, $300,000 and Mr. McGraw, $280,000. On March 1, 2012, the Board appointed Micah C. Foster as Chief Accounting Officer effective April 1, 2012. Also, the compensation committee increased Mr. C. Brown’s salary to $450,000 effective March 1, 2012 and the Board of Directors, upon recommendation of the compensation committee, increased Mr. McGraw’s salary to $300,000 effective March 1, 2012. The Board appointed Mr. LeRoy as Vice President and General Counsel effective May 1, 2012, and also appointed him as Secretary effective May 9, 2012 with a base salary of $230,000. The Board appointed Mr. Westcott as Executive Vice President and Chief Financial Officer effective September 24, 2012 with a base salary of $275,000.

2013-2014. On March 7, 2013, the compensation committee of our general partner approved an increased salary for Mr. C. Brown of $490,000 effective March 1, 2013. On March 7, 2013, upon the recommendation of the compensation committee, the Board of Directors approved salaries for each of the other named executive officers effective March 1, 2013 as follows: Mr. Westcott, $300,000; Mr. Horne, $350,000; Mr. McGraw, $350,000; and Mr. LeRoy, $250,000.

2014-2015. On March 3, 2014, the compensation committee of our general partner approved an increased salary for Mr. C. Brown of $550,000 effective March 1, 2014. On March 3, 2014, upon the recommendation of the compensation committee, the Board of Directors approved salaries for each of the other named executive officers effective March 1, 2014 as follows: Mr. Westcott, $350,000; Mr. Horne, $380,000; Mr. McGraw, $360,000; and Mr. LeRoy, $260,000.

2015-2016. On February 10, 2015, the compensation committee of our general partner approved a salary for Mr. Horne of $550,000 effective March 1, 2015. On February 24, 2015, upon the recommendation of the compensation committee, the Board of Directors approved salaries for each of the other named executive officers effective March 1, 2015 as follows: Mr. Westcott, $380,000; Mr. McGraw, $360,000; and Mr. LeRoy, $260,000. Mr. C. Brown resigned as President and Chief Executive Officer, effective March 1, 2015. The Board appointed Mr. Hammond as Executive Vice President and Chief Operating Officer effective March 1, 2015 with a base salary of $380,000.

The employment agreements provide that each executive officer is entitled to participate in equity and non-equity incentive programs that we may establish from time to time and incentive compensation will be paid at the discretion of the Board of Directors. See “Compensation Discussion and Analysis - Components of Compensation - Named Executive Officer Compensation.”

Intellectual Property and Non-Compete Clauses

The employment agreements with each of our named executive officers require that the executive officer must promptly disclose and assign any individual rights that he may have in any intellectual property and business opportunities to us. For purposes of the employment agreements, intellectual property includes inventions, discoveries, processes, designs, methods, substances, articles, computer programs, or improvements and business opportunities include business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located. Under the non-compete provisions of these agreements, the executive officers are prohibited from engaging or participating, with any person or entity, in any activity pertaining to the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons during the term of the executive officer’s employment and the executive officer may not invest in any other such business unless prior approval is granted in writing by our Board of Directors. The non-compete provisions limit the executives’ right to engage in these activities for a period of 90 days after termination of employment in counties where we do business, 90 days in adjacent counties, and limit investment to $500,000 in publicly traded companies engaged in similar businesses for a period of one year after termination unless such competitive activity is approved in writing by a majority of the independent directors of our Board of Directors. The employment agreements also prohibit the executive officer from soliciting any of our employees or customers for two years following termination.

The employment agreements prohibit the executive officers from engaging in or participating in any publicly traded partnership or limited liability company or privately held company contemplating an initial public offering as a limited partnership or a limited liability company that is in direct competition with us for one year following the termination of employment.

The non-compete provisions contained in the employment agreements will not apply to investments by the executive officers made prior to the effective date of their respective employment agreements, provided that the investments were identified in the employment agreement. In addition, the non-compete provisions will not apply if we terminate the executive officer’s employment within one year following a change of control.

Severance and Change in Control Payments

Pursuant to the terms of the employment agreements as of December 31, 2015, we may have been obligated to make severance payments to our named executive officers following the termination of their employment. These benefits are described below under “–Benefits Payable Upon Termination or Change in Control.”

Effective March 1, 2015, we amended our employment agreements with Messrs. Horne and McGraw to terminate our obligation to make gross-up payments associated with any excise tax that could have been imposed by Section 4999 of the Internal Revenue Code. Upon the completion of such amendments, we are no longer obligated to make any such payments to any named executive officer in the event that a named executive officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Mr. C. Brown’s employment agreement was terminated effective March 1, 2015, and therefore he is not entitled to any benefits upon termination or change in control. The employment agreements with our other officers do not include the gross-up provisions eliminated from Mr. Horne’s and Mr. McGraw’s employment agreements.

Benefits Payable Upon Termination or Change in Control

The following table presents, for each named executive officer, the potential post-employment payments and payments upon a change in control as of December 31, 2015. Set forth below the table is a description of certain post-employment arrangements with our named executive officers, including the severance benefits and change in control benefits to which they are entitled under their employment agreements.

Named Executive Officer	Benefit	Before Change in Control w/o Cause or for Good Reason	After Change in Control w/o Cause or for Good Reason
Paul T. Horne	Severance(a)	$1,100,000	$1,650,000
	Bonus(b)	$710,099	$1,065,149
	Benefits(c)	$44,160	$66,240
	Phantom Units(d)	$267,908	$267,908
James Daniel Westcott	Severance(a)	$760,000	$1,140,000
	Bonus(b)	$516,490	$774,735
	Benefits(c)	$44,160	$66,240
	Phantom and Restricted Units(e)	$350,842	$350,842
Kyle A. McGraw	Severance(a)	$720,000	$1,080,000
	Bonus(b)	$457,546	$686,319
	Benefits(c)	$44,160	$66,240
	Phantom Units(d)	$233,298	$233,298
Kyle M. Hammond	Severance(a)	$760,000	$1,140,000
	Bonus(b)	$206,446	$309,669
	Benefits(c)	$44,160	$66,240
	Restricted Units(f)	$227,500	$227,500
Dan G. LeRoy	Severance(a)	$520,000	$780,000
	Bonus(b)	$223,538	$335,307
	Benefits(c)	$44,160	$66,240
	Phantom and Restricted Units(e)	$82,730	$82,730
____________________

(a)	If terminated without cause, or executive terminates with good reason, executive is entitled to an amount equal to two years’ annual salary payable in 24 monthly payments, or three years’ annual salary if termination occurs within one year of a change of control.

(b)	Executives are entitled to an average of bonus paid over past two years plus the pro-rata bonus earned in the year of termination but unpaid at the time of termination.

(c)	Executives are entitled to COBRA benefits for the shorter of the severance period or the time at which executive receives substantially similar benefits from a subsequent employer.

(d)	Reflects the market value on December 31, 2015 of the unvested phantom units granted on March 7, 2013, March 3, 2014 and February 24, 2015.

(e)	Reflects the market value on December 31, 2015 of the unvested restricted units granted to Mr. Westcott on September 24, 2012 and to Mr. LeRoy on May 9, 2012, as well as unvested phantom units granted on March 3, 2014 and February 24, 2015.

(f)	Reflects the market value of the unvested restricted units granted to Mr. Hammond on June 15, 2015.

Severance Benefits

Under the employment agreements, we may be obligated to make severance payments following the termination of each executive officer’s employment if we terminate him without cause or he terminates his employment for good reason, subject to certain cure periods. “Cause” is defined under each employment agreement as:

●

the executive officer’s conviction of or plea of nolo contendere to any felony or crime or offense causing substantial harm to the Partnership, general partner, or its direct or indirect subsidiaries, or involving acts of theft, fraud, embezzlement, moral turpitude or similar conducts;

●	the executive officer’s repeated intoxication by alcohol or drugs during the performance of his duties;

●

the executive officer’s malfeasance in the conduct of the executive’s duties including, but not limited to, willful and intentional misuse or diversion of any funds, embezzlement or fraudulent or willful material misrepresentations or concealments on any written reports;

●

the executive officer’s material failure to perform the duties of his employment consistent with his position, expressly including the provisions of the employment agreements or material failure to follow or comply with the reasonable and lawful written directives of the Board;

●	a material breach of the employment agreement; or
●	a material breach by the executive officer of written policies of the Partnership, the general partner, or any of our direct or indirect subsidiaries.

Each named executive officer will have a 15-day cure period prior to termination for cause under these agreements.

“Good reason” is defined under each employment agreement as:

●	a reduction in the executive officer’s base salary;
●	the relocation of the executive officer’s primary place of employment to a location more than 20 miles from Midland, Texas; or
●	any material reduction in the executive officer’s title, authority or responsibilities.

If the employment of any named executive officer is terminated by us for cause or by the executive officer without good reason, we are not obligated to make any severance payments to the executive officer. The amount that an executive officer is entitled to receive upon a termination of his employment by us without cause or by the executive officer with good reason is based on the executive officer’s salary and his incentive compensation. Under the severance provisions of each executive officer’s employment agreement, they are each entitled to severance pay in the amount of two years’ of annual base salary payable monthly at the highest rate in effect at any time during the 36 month period prior to termination, a lump sum payment equal to the average annual bonus of the two years preceding the termination and an amount equal to the executive’s pro-rata bonus for the fiscal year in which the termination occurs, such pro-rata bonus amount to be paid in a lump sum within 30 days following the date of termination. In addition, the executive officers are entitled to the full costs of the executive’s COBRA continuation coverage for the shorter of the severance period or the time when the executive receives substantially similar benefits from a subsequent employer. In addition, Messrs. C. Brown and McGraw would have the right to exercise one demand registration right each.

Change in Control Benefits

Pursuant to the employment agreements, we may be required to make payments to named executive officers upon a change in control, which occurs upon any of the following (provided that, with respect to Messrs. Westcott, LeRoy and Hammond, any such change in control qualifies as a change in ownership, change in effective control or change in ownership of a substantial portion of assets of the Partnership within the meaning of Section 409A of the Internal Revenue Code):

●

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act)(“Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding equity interests of the Partnership (the “Outstanding Legacy Equity”) or (ii) the combined voting power of the then-outstanding voting securities of the Partnership entitled to vote generally in the election of directors (the “Outstanding Legacy Voting Securities”), provided that the following will not constitute a change of control: (A) any acquisition directly from the Partnership; (B) with respect to Messrs. McGraw and Horne only, any acquisition by the Partnership; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Partnership or any affiliated company; (D) any acquisition by any corporation or other entity pursuant to a transaction that complies with clauses (i), (ii) and (iii) below ; or (E) any acquisition of units from the Partnership arising out of or in connection with an initial public offering or private placement of the Partnership’s securities;

●

any time at which individuals who, as of the date of the agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election by the unitholders of the Partnership, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

●

consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Partnership or any of its subsidiaries, or, solely with respect to Messrs. McGraw and Horne, a sale or other disposition of all or substantially all of the assets of the Partnership or the acquisition of assets or equity interests of another entity by the Partnership or any of its Subsidiaries, or, solely with respect to Messrs. Westcott, LeRoy and Hammond, a sale or other disposition of all or substantially all of the assets of the Partnership or any of its subsidiaries, in each case unless, following such transaction, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Legacy Equity and the Outstanding Legacy Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, resulting from such transaction (including, without limitation, a corporation or other entity that, as a result of such transaction, owns the Partnership or all or substantially all of the Partnership’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such transaction of the Outstanding Legacy Equity and the Outstanding Legacy Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such transaction or any employee benefit plan (or related trust) of the Partnership or such corporation or other entity resulting from such transaction) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such transaction or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such transaction; or

●	solely with respect to Messrs. McGraw and Horne, consummation of a complete liquidation or dissolution of the Partnership.

If a termination without cause or by the executive officer with good reason occurs within one year following a change in control, the executive officer will be entitled to a lump-sum payment in an amount equal to 36 months of his annual base salary (where each monthly amount equals one-twelfth of such executive’s annual base salary), determined at the highest rate in effect at any time during the 36-month period prior to the termination. Such lump-sum payment shall be payable, with respect to Messrs. McGraw and Horne, within 30 days of the date of termination, and with respect to Messrs. Westcott, LeRoy and Hammond, within 60 days following the date of termination, provided that if the 60-day period begins and ends in two distinct taxable years, any such payment shall not be made until the second taxable year. In addition, the executive will be entitled to receive an amount equal to the average annual bonus of the two years preceding the termination, an amount equal to the executive’s accrued but unpaid base salary and other amounts reimbursable by the employer to the executive pursuant to the agreement (any such accrued but unpaid base salary or other reimbursable amount to be paid in a lump sum within 30 days following the date of termination), an amount equal to any accrued but unpaid bonus and a cash amount equal to the executive’s pro-rata bonus for the fiscal year in which the date of termination occurs, in each case, payable at such time as bonuses of other executive officers are paid such bonuses, and the full costs of the executive’s COBRA continuation coverage for the shorter of the severance period or the time when the executive receives substantially similar benefits from a subsequent employer.

Option Exercises and Units Vested in 2015

None of our executive officers exercised options during 2015. On February 18, 2015, pursuant to the achievement of certain objective criteria, two one-third tranches of the objective phantom units vested which were granted to Messrs. C. Brown, McGraw and Horne on February 1 and 2, 2012 and March 7, 2013. On February 18, 2015, two one-third tranches of subjective phantom units vested which were granted to Messrs. C. Brown, McGraw and Horne on February 1 and 2, 2012 and March 7, 2013. On February 18, 2015, pursuant to certain objective criteria, the second one-third tranche of the objective phantom units vested which were granted to Messrs. Westcott and LeRoy on March 7, 2013. On February 18, 2015, the second one-third tranche of the subjective phantom units vested which were granted to Messrs. Westcott and LeRoy on March 7, 2013. In addition, 7,000 restricted units granted to Mr. Westcott on September 24, 2012, vested on September 24, 2015. The following table reflects all of the phantom units and restricted units held by our named executive officers which vested during 2015.

	Unit Awards
Name	Number of Units Acquired On Vesting (#)	Value Realized On Vesting ($)(a)
Cary D. Brown	10,325	$136,806
Paul T. Horne	4,301	$56,988
James Daniel Westcott	9,123	$58,720
Kyle A. McGraw	3,950	$52,338
Kyle M. Hammond	0	$0
Dan G. LeRoy	888	$11,766
	28,587	$316,618
____________________

(a)	Represents the value of the units acquired by Messrs. C. Brown, McGraw and Horne upon vesting of the third tranche of the February 1, 2012 and February 2, 2012 phantom unit grant, and the second tranche of the March 7, 2013 phantom unit grant for Messrs. C. Brown, McGraw and Horne, as well as the value of the units acquired by Messrs. Westcott and LeRoy upon the vesting of the second one-third tranche of the March 7, 2013 phantom unit grant and certain of the restricted units owned by Messrs. Westcott and LeRoy. The values of these phantom and restricted units were calculated using units vested times the closing market price of our units on the date of vesting or, if our units were not traded on the date of vesting, the closing market price of our units on the last trading date prior to vesting.

Equity Compensation Plan Information

The following table provides information as of March 1, 2016 with respect to the units that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(b)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by
security holders	–	–	–
Equity compensation plans not approved by
security holders(a)	821,018	$0	2,692,895
Total	821,018	$0	2,692,895
____________________

(a)	Please read “Compensation Discussion and Analysis – Components of Compensation – Equity-Based Incentive Compensation” for a description of the material features of the plan, including the awards that may be granted under the plan. This plan did not require approval by our limited partners since it was adopted prior to our initial public offering.

(b)	Comprised of phantom units. These phantom units will be settled in units unless the compensation committee determines that they should be settled in cash.

DIRECTOR COMPENSATION

Officers or employees of our general partner and its affiliates who also serve as directors of our general partner did not receive additional compensation for their Board service in 2015. In accordance with this policy, Kyle A. McGraw and Paul T. Horne did not receive any compensation for their service as a director in 2015 and Cary D. Brown did not receive any such compensation for his service as Chairman during the period of time in 2015 while Mr. C. Brown was still an employee of Legacy. Each non-employee director, except as described below, was entitled to receive an annual retainer of $40,000 and $1,000 for each Board of Directors and committee meeting lasting less than one hour and $1,500 for each Board of Directors and committee meeting lasting one hour or more for each meeting in excess of the four quarterly meetings scheduled each year. In connection with Mr. C. Brown’s resignation as President and Chief Executive Officer of our general partner and as an employee of any Legacy entity, effective March 1, 2015, Mr. C. Brown entered into a Non-Executive Chairman Agreement by and among our general partner, the Partnership, Legacy Reserves Services, Inc. and Mr. C. Brown (the “Chairman Agreement”).

The Chairman Agreement was approved by the compensation committee and the Board of Directors on February 3, 2015. Pursuant to the Chairman Agreement, Mr. C. Brown will be compensated for his services through a cash retainer of $125,000 per quarter (the “Cash Retainer”) in lieu of any annual or quarterly retainer paid to other non-employee members of the Board described above. In addition to the Cash Retainer, Mr. C. Brown will be paid any of the cash directors’ fees described above for which other non-employee members of the Board would be eligible to receive in connection with any meetings of the Board attended by him and will be eligible to receive grants of equity consistent with those that are granted to other non-employee directors. The Company will also continue to provide health care coverage under COBRA for a period of 18 months following Mr. C. Brown’s resignation as President and Chief Executive Officer. Under the terms of the LTIP, Mr. C. Brown will be entitled to continued vesting of his outstanding equity awards in accordance with the grant agreements.

Each non-employee director receives an annual grant of units valued at $100,000, generally corresponding to the service period between each annual election of the Board members. In accordance with this policy, Messrs. C. Brown, D. Brown, Granberry, Lawrence, Sullivan, and Vann each received grants of 11,025 units on June 15, 2015.

In 2015, in addition to the annual retainer and units paid to non-employee Board members, the chairmen of our audit, conflicts, compensation, and nominating and governance committees each received an annual retainer for their additional service. For 2015, Mr. Lawrence received $25,000 as chairman of the audit committee, Mr. Granberry received $10,000 as chairman of the nominating, governance and conflicts committee and Mr. Vann received $15,000 as chairman of the compensation committee.

Other than as described above for Mr. C. Brown, our general partner’s directors are eligible to receive awards under the LTIP but do not participate in any non-equity incentive plan, pension plan or deferred compensation plan. Each non-employee director and independent director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees. Each director will be indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

The following table sets forth the aggregate compensation awarded to, earned by or paid to our general partner’s non-employee and independent directors during 2015.

Director Compensation for the 2015 Fiscal Year

	Year	Fees Earned ($)(a)(b)	Unit Awards ($)(c)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Cary D. Brown	2015	$299,667	$100,000	–	–	–	$15,706(d)	$415,373
Dale A. Brown	2015	$50,500	$100,000	–	–	–	–	$150,500
William R.	2015	$75,500	$100,000	–	–	–	–	$175,500
Granberry
G. Larry	2015	$86,000	$100,000	–	–	–	–	$186,000
Lawrence
William D.	2015	$64,000	$100,000	–	–	–	–	$164,000
Sullivan
Kyle D. Vann	2015	$76,500	$100,000	–	–	–	–	$176,500
____________________

(a)	For 2015, Mr. Lawrence received $25,000 as chairman of the audit committee, Mr. Granberry received $10,000 as chairman of the nominating, governance and conflicts committee, and Mr. Vann received $15,000 as chairman of the compensation committee.

(b)	Fees paid in cash to each of our general partner’s non-employee directors during 2015 are as follows: Mr. C. Brown: $299,667; Mr. D. Brown: $52,000; Mr. Granberry: $82,500; Mr. Lawrence: $91,500; Mr. Sullivan: $71,000; and Mr. Vann: $83,500.

(c)	On June 15, 2015, each non-employee director was awarded a unit grant valued at $100,000, or 11,025 units.

(d)	Reimbursement for expenses incurred by Mr. C. Brown for the continuation of health care coverage under Legacy’s group health plan under the health care provisions of COBRA.

MANAGEMENT

Executive Officers

The following table shows information for the executive officers of our general partner.

Name	Age	Position with Legacy Reserves GP, LLC
Paul T. Horne	54	Director, President and Chief Executive Officer
James Daniel Westcott	35	Executive Vice President and Chief Financial Officer
Kyle M. Hammond	55	Executive Vice President and Chief Operating Officer
Kyle A. McGraw	56	Director, Executive Vice President and Chief Development Officer
Dan G. LeRoy	54	Vice President, General Counsel and Secretary
Micah C. Foster	36	Chief Accounting Officer and Controller

Officers of our general partner serve at the discretion of the Board of Directors. None of our executive officers and directors are related.

Paul T. Horne was appointed to the Board of Directors in December 2014 and was also appointed as President and Chief Executive Officer of our general partner since March 1, 2015. Mr. Horne previously served as our Executive Vice President and Chief Operating Officer of our general partner from March 16, 2012 to March 1, 2015 and as Executive Vice President of Operations of our general partner from our founding in October 2005 to March 2012. From January 2000 to October 2005, Mr. Horne served as Operations Manager of Moriah Resources, Inc. From January 1985 to January 2000, Mr. Horne worked for Mobil E&P U.S. Inc. in a variety of petroleum engineering and operations management roles primarily in the Permian Basin. Mr. Horne has a Bachelor of Science degree in Petroleum Engineering from Texas A&M University. Mr. Horne has 32 years of experience in the oil and natural gas industry with 30 years of experience in the Permian Basin.

James Daniel Westcott was appointed Executive Vice President and Chief Financial Officer of our general partner effective September 24, 2012. From July 2006 to his appointment at the Partnership, Mr. Westcott served as a Principal at GSO Capital Partners LP, a division of The Blackstone Group L.P., where he was involved in the sourcing, structuring, evaluation and management of debt and equity investments for public and private companies in the energy and power industries. From August 2004 to July 2006, Mr. Westcott worked as an investment banker at J.P. Morgan’s Global Energy Group. Mr. Westcott is currently a Director of Peace Gospel International, a nonprofit organization with charitable programs in Asia and Africa. Mr. Westcott received a Bachelor of Arts degree in Science Technology & Society and a Master of Science degree in Management Science, both from Stanford University.

Kyle M. Hammond was appointed Executive Vice President and Chief Operating Officer of our general partner effective March 1, 2015. From its formation in August 2011 to his appointment as Executive Vice President and Chief Operating Officer of our general partner, Mr. Hammond served as President and Chief Executive Officer and a director of FireWheel Energy LLC (“FireWheel”), a private equity backed oil and gas development company headquartered in Midland, Texas. Prior to forming FireWheel, Mr. Hammond served as VP of Operations for the Permian Division of XTO Energy/Exxon from 2003 to August 2011. Mr. Hammond earned a Bachelor of Science degree in Petroleum Engineering from Texas A&M University. Mr. Hammond currently serves on the board of directors of Abilene Christian University and Midland Christian School.

Kyle A. McGraw is a member of the Board of Directors and also serves as Executive Vice President and Chief Development Officer of our general partner. Mr. McGraw was appointed as Executive Vice President and Chief Development Officer effective March 16, 2012, and has served as a director since our founding in October 2005. Previously, Mr. McGraw served as Executive Vice President of Business Development and Land of our general partner from our founding in October 2005 to March 2012. Mr. McGraw joined Brothers Production Company in 1983, and has served as its General Manager since 1991 and became President in 2003. During his 23-year tenure at Brothers Production Company, Mr. McGraw has served in numerous capacities including reservoir and production engineering, acquisition evaluation and land management. Mr. McGraw has a Bachelor of Science degree in Petroleum Engineering from Texas Tech University. Mr. McGraw has 33 years of experience in the oil and natural gas industry in the Permian Basin.

Dan G. LeRoy is Vice President, General Counsel and Secretary of our general partner, and was appointed to these roles in May 2012. Prior to joining Legacy, Mr. LeRoy was a Shareholder and President of the board of directors of Cotton, Bledsoe, Tighe & Dawson, PC, a Midland, Texas-based law firm, where he specialized in energy-related finance, securities, and acquisition transactions for 25 years. He joined Cotton Bledsoe in August 1987 and became a Shareholder with the firm in 1994, serving on the firm’s board of directors and as its President for multiple terms. Mr. LeRoy has a Bachelor of Arts degree, with honors, from Kansas State University and graduated with a Juris Doctorate degree from Notre Dame Law School.

Micah C. Foster is Chief Accounting Officer and Controller of our general partner. Mr. Foster was appointed Chief Accounting Officer effective April 1, 2012. Mr. Foster joined Legacy’s predecessor in January 2006 and served as Financial Accountant from March 2006 to July 2008, Financial Reporting Manager from July 2008 to July 2010, and Assistant Controller from July 2010 to October 2011. In October 2011, Mr. Foster was promoted to Controller. Prior to joining Legacy, Mr. Foster worked as staff auditor and then senior auditor at Ernst & Young, LLP from July 2003 to January 2006. Mr. Foster holds a BBA in Accounting and Finance from Abilene Christian University and is a Certified Public Accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our units as of March 1, 2016 for:

●	each person known by us to be a beneficial owner of 5% or more of our outstanding units;
●	each of the directors of our general partner;
●	each named executive officer of our general partner; and
●	all directors and executive officers of our general partner as a group.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 14, 2016. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Percentage of total units beneficially owned is based on 69,512,781 units outstanding as of March 14, 2016. The business address for the beneficial owners listed below is 303 W. Wall, Suite 1800, Midland, Texas 79701.

	Units Beneficially Owned[1]
	Number	Percentage
Directors and Officers
Cary D. Brown(a)(b)(c)	3,624,747	5.2%
Dale A. Brown(d)(e)	3,004,919	4.3%
Kyle A. McGraw(a)(f)(g)	1,033,625	1.5%
Kyle M. Hammond(h)	188,000	*
Paul T. Horne(a)(i)	143,855	*
James Daniel Westcott(a)(j)	81,949	*
Kyle D. Vann	80,334	*
William R. Granberry	45,467	*
William D. Sullivan	44,384	*
G. Larry Lawrence	28,334	*
Micah C. Foster(a)(j)	15,341	*
Dan G. LeRoy(a)(j)	14,543	*
All directors and executive officers as a group (12 persons)	7,899,121	10.2%
____________________

*	Percentage of units beneficially owned does not exceed 1%.

(a)	Does not include grants of 341,900 phantom units to Cary D. Brown, grants of 126,148 phantom units to Kyle A. McGraw, grants of 145,925 phantom units to Paul T. Horne, grants of 134,852 phantom units to James Daniel Westcott, grants of 38,920 phantom units to Dan G. LeRoy and grants of 33,273 phantom units to Micah C. Foster.

(b)	Includes Mr. C. Brown's pecuniary interest in 406,827 units held by DAB Family Properties, Ltd., an entity partially owned by Brown Heirs 2012 Trust, of which Mr. C. Brown is a beneficiary; includes 3,199,738 units held by Cary and Jill Brown Family Partners Ltd.

(c)	Includes 3,199,738 units pledged as loan collateral.

(d)	Mr. D. Brown is deemed to beneficially own 2,440,961 units held by DAB Family Properties, Ltd.; and 542,281 units held by DAB Resources, Ltd. Mr. D. Brown directly owns 21,677 units.

(e)	Includes 1,640,961 units pledged as loan collateral.

(f)	Mr. McGraw is deemed to beneficially own the 374,386 units held by Kyle A. McGraw Family Holdings, Ltd.

(g)	Includes the 645,674 units related to Mr. McGraw’s indirect pecuniary interest in Brothers Production Properties, Ltd., Brothers Production Company, Inc. and Brothers Operating Company, Inc.

(h)	Mr. Hammond is deemed to beneficially own the 52,300 units held by SDH Trust.

(i)	Mr. Horne is deemed to beneficially own the 121,684 units held by H2K Holdings, Ltd.

(j)	Includes the 60,000 unvested restricted units granted to Mr. Westcott, the 130,000 unvested restricted units granted to Mr. Hammond, the 6,000 unvested restricted units granted to Mr. LeRoy and the 6,000 unvested restricted units granted to Mr. Foster.

The following table sets forth the beneficial ownership of equity interests of Legacy Reserves GP, LLC:

Equity
Name of Beneficial Owner	Interest
Dale A. Brown(a)	63.1%
Cary D. Brown(b)	57.9%
Kyle A. McGraw	–
William R. Granberry	–
Kyle D. Vann	–
William D. Sullivan	–
G. Larry Lawrence	–
Paul T. Horne(c)	0.5%
James Daniel Westcott	–
Micah C. Foster	–
Dan G. LeRoy	–
Kyle M. Hammond	–

All directors and executive officers as a group (12 persons)	63.6%
____________________

(a)	Includes a 57.9% equity interest held by Moriah Properties, Ltd. and a 5.2% equity interest held by DAB Resources, Ltd.

(b)	Held by Moriah Properties, Ltd.

(c)	Held by H2K Holdings, Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our founding investors, including members of our general partner’s management team and directors, own an aggregate of 10,403,030 units, which represents a 15% limited partner interest in us. In addition, our general partner owns an approximate 0.03% general partner interest in us.

Distributions and Payments to Our General Partner and Its Affiliates

The following table summarizes the distributions and payments made or to be made by us to our general partner and our founding investors in connection with our formation, ongoing operation and any liquidation of the Partnership. These distributions and payments were determined by and among affiliated entities and, consequently, are not the result of arm’s-length negotiations.

Distributions of available
cash to our general partner and our
founding investors	We will generally make cash distributions of approximately 99.9% of available cash to the unitholders pro rata, including our founding investors and members of our general partner’s management team and directors, as the holders of an aggregate of 10,430,030 units, and approximately 0.03% to our general partner.

Payments to our general partner	Our general partner is entitled to reimbursement for all expenses it incurs on our behalf. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in good faith.

Withdrawal or removal of our
general partner	If our general partner withdraws or is removed, its general partner interest will either be sold to the new general partner for cash or converted into units, for an amount equal to the fair market value of that interest.

Liquidation	Upon our liquidation, the partners, including our general partner, will be entitled to receive liquidating distributions according to their respective capital account balances.

Transactions with Related Persons

Office Leases

TCTB Partners, a limited partnership in which Dale A. Brown, a member of the Board of Directors, Cary D. Brown, the chairman of the Board of Directors, and Kyle A. McGraw, Executive Vice President and Chief Development Officer and a member of the Board of Directors, are limited partners with a combined, non-controlling 4.16% ownership interest, that until November 10, 2014 owned the office building in which our principal office is located. We currently rent 72,466 square feet of office space with a monthly rental payable of $102,465, without respect to property taxes, operating expenses and insurance. The lease expires in September 2020.

Other

In mid-2015 Legacy performed a technical evaluation of a potential acquisition and, based on such evaluation and Legacy’s business model, subsequently decided not to pursue such acquisition. In September 2015, Moriah Powder River LLC, an oil and natural gas exploration and production company which Cary D. Brown and Dale Brown indirectly control and Mr. C. Brown is Chairman of the Board of Directors, decided to pursue such opportunity and paid Legacy a one-time expense reimbursement of $500,000 to utilize Legacy’s prior technical work product.

Blue Quail Energy Services, LLC (“Blue Quail”), a company specializing in water transfer services, is an affiliate of Moriah Energy Services LLC. Mr. C. Brown, and Mr. D. Brown, are principals of Moriah Energy Services LLC. Legacy has contracted with Blue Quail to provide water transfer services and in 2015 paid $382,629 to Blue Quail for such services.

Travis McGraw, the brother of Kyle A. McGraw, is an employee of the Partnership serving as our Production Accounting/Marketing Manager. The aggregate value of compensation paid by us to Travis McGraw in 2015 was less than $250,000. There were no material differences between the compensation paid to Travis McGraw and the compensation paid to any other employees who hold analogous positions.

Michael McGraw, the son of Kyle A. McGraw, is an employee of the Partnership serving as an Exploitation Engineer. The aggregate value of compensation paid by us to Michael McGraw in 2015 was less than $250,000. There were no material differences between the compensation paid to Michael McGraw and the compensation paid to any other employees who hold analogous positions.

Review, Approval and Ratification of Transactions with Related Persons

Our partnership agreement contains specific provisions that address potential conflicts of interest between our general partner and its affiliates, on one hand, and us and our subsidiaries, on the other hand. Whenever such a conflict of interest arises, our general partner will resolve the conflict. Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee of the Board of Directors, which is comprised of independent directors. Our partnership agreement provides that our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or to our unitholders if the resolution of the conflict is:

●	approved by the nominating, governance and conflicts committee;
●	approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;
●	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or
●	fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

If our general partner does not seek approval from the nominating, governance and conflicts committee and the Board of Directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the nominating, governance and conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. When our partnership agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of the Partnership, unless the context otherwise requires.

In addition, our code of ethics requires that all employees, including employees, officers and members of the Board of Directors, avoid or disclose any activity that may interfere, or have the appearance of interfering, with their responsibilities to us and our unitholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current executive officer served as a member of the Board of Directors or compensation committee of any other entity (other than our subsidiaries) that has or has had one or more executive officers serving as a member of the Board of Directors or the compensation committee of our general partner.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected BDO USA, LLP as independent registered public accountants of the Partnership to audit the Partnership’s consolidated financial statements for the fiscal year ending December 31, 2016 and the Board of Directors has determined that it would be desirable to request that the unitholders ratify such appointment. BDO USA, LLP was our independent registered public accounting firm for our 2015 audit.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.

Before selecting BDO USA, LLP, the audit committee considered the firm’s qualifications as independent registered public accountants and concluded that, based on BDO USA, LLP’s prior performance and its reputation for integrity and competence, it was qualified. The audit committee also considered whether any non-audit services performed for the Partnership by BDO USA, LLP would impair BDO USA, LLP’s independence and concluded that they did not. Even if the selection is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Partnership and its unitholders.

A representative of BDO USA, LLP will attend our 2016 Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The aggregate fees for professional services rendered by our principal accountants, BDO USA, LLP, for the years ended December 31, 2015 and 2014 were:

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$590,582	$817,018
Audit-Related Fees(1)	$91,995	$48,212
Tax Fees	$–	$–
All Other Fees (Executive compensation and LTIP studies)(2)	$20,000	$56,729
Total	$702,577	$921,959
____________________

(1)	In the above table, “Audit Fees” are fees we paid for professional services for the audit of our consolidated financial statements included in our annual report on Form 10-K or for services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements and fees for Sarbanes-Oxley 404 audit work. “Audit-Related Fees” are fees billed for assurance and related services in connection with acquisition transactions and related regulatory filings.

(2)	“All Other Fees (Executive compensation studies and LTIP studies)” are fees billed for compensation consulting services in connection with a study of compensation programs related to named executive officers and outside directors of a broad peer group of exploration and production companies and publicly traded limited partnerships and consulting services provided in 2014 pertaining to an LTIP amendment adopted in 2015 which increased the number of units available under the program.

In regard to executive compensation services, as required by the Public Company Accounting Oversight Board, all services are approved in advance by the audit committee. All compensation consulting services are provided under the terms of a separate engagement letter that describes the approved services and the company’s acceptance of its responsibilities. Under the terms of the engagement, BDO USA, LLP does not perform management functions or make any management decisions. The company must designate an individual with suitable skill, knowledge and experience to oversee the consulting engagement, evaluate the adequacy and results of the services performed, accept responsibility for the results of the services and establish and maintain internal controls and monitor ongoing activities.

Vote Required for Approval

Unitholder ratification is not required for making such appointment for the fiscal year ending December 31, 2016 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of unitholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the audit committee would take if unitholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2015

The audit committee is responsible for overseeing the Partnership’s financial reporting process, reviewing the financial information that will be provided to unitholders and others, monitoring internal accounting controls, selecting our independent registered public accountants and providing to the board of directors of Legacy Reserves GP, LLC such additional information and materials as we may deem necessary to make the board of directors of Legacy Reserves GP, LLC aware of significant financial matters. We operate under a written audit committee charter adopted by the board of directors of Legacy Reserves GP, LLC.

We have reviewed and discussed the audited financial statements of the Partnership for the fiscal year ended December 31, 2015 with management and BDO USA, LLP, our independent registered public accountants for the fiscal year ended December 31, 2015. In addition, we have received from and discussed with BDO USA, LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees). We also have received the written disclosures and the letter from BDO USA, LLP, as required by the PCAOB Rule 3526 regarding the independent accountant’s communications with the audit committee concerning independence and we have discussed the independence of BDO USA, LLP with that firm.

We, the members of the audit committee, are not professionally engaged in the practice of auditing or accounting nor are we experts in the fields of accounting or auditing, including determination of auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants. Accordingly, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the auditing standards of the PCAOB, or that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

Based upon the discussions referred to above, the audit committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Members of the audit committee of the board of
directors of Legacy Reserves GP, LLC

G. Larry Lawrence (Chairman)
William D. Sullivan
William R. Granberry

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Partnership’s units (“Reporting Persons”) are required from time to time to file with the SEC and NASDAQ reports of ownership and changes of ownership. Reporting Persons are required to furnish the Partnership with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 2014, the Partnership believes that all filing requirements applicable to the general partner’s officers and directors and the Partnership’s greater than 10% unitholders have been met.

Unitholder Proposals

Any unitholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2017 annual meeting of unitholders must submit the proposal to us on or before January 11, 2017, but no earlier than December 27, 2016. Any such proposals should be timely sent to our Secretary at 303 W. Wall, Suite 1800, Midland, Texas 79701. Such proposal must meet all of the requirements of the SEC and our partnership agreement to be eligible for inclusion in our 2016 proxy materials. Furthermore, proposals by unitholders may be considered untimely if we have not received notice of the proposal within the deadline set under the SEC rules. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of our business and affairs so as to jeopardize the limited partners’ limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

Communications with Directors or the Board of Directors

Unitholders wishing to communicate with the Board of Directors should send any communication to our Secretary at 303 W. Wall, Suite 1800, Midland, Texas 79701. Any such communication should state the number of units beneficially owned by the unitholder making the communication. Communications received are distributed to the Board or to any individual director or directors as appropriate, depending upon the directions and the facts and circumstances outlined in the communication. The Board of Directors has directed the Secretary to forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed, excluding only any communication that does not relate to the business or affairs of the Company or the function or duties of the Board of Directors or any of its committees, or is a job inquiry or an advertisement or other commercial solicitation or communication.

Availability of Annual Report

The Annual Report to Unitholders of the Partnership for the year ended December 31, 2015, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. The Partnership will furnish a copy of its Annual Report for the year ended December 31, 2015, without exhibits, free of charge to each person who forwards a written request to our Secretary at 303 W. Wall, Suite 1800, Midland, Texas 79701.

Annex A

FORM OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LEGACY RESERVES LP

[VOTING STANDARD AMENDMENT PROPOSAL]

THIS AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEGACY RESERVES LP, (this “Amendment”) is entered into effective as of [●], 2016 (the “Effective Date”) by Legacy Reserves GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of Legacy Reserves LP (the “Partnership”), a Delaware limited partnership, pursuant to Sections 13.2 and 13.3(a) of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 17, 2014 (the “Partnership Agreement”), upon approval by the holders of a Unit Majority. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Partnership Agreement.

PREAMBLE

WHEREAS, Section 13.2 of the Partnership Agreement provides that, subject to certain exceptions, a proposed amendment is effective upon its approval by the General Partner and the holders of a Unit Majority;

WHEREAS, Section 13.3(a) of the Partnership Agreement provides that any amendment that reduces a percentage of Outstanding Units required to take any action requires the approval of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced;

WHEREAS, the General Partner approved this Amendment and deemed it advisable and in the best interest of the Partnership and the Limited Partners to approve this Amendment;

WHEREAS, the General Partner proposed this Amendment to the Limited Partners at an annual meeting of the Limited Partners on [●], 2016 to (i) clarify voting procedures, (ii) amend voting standards, (iii) provide for the application of different voting standards in certain circumstances and (iv) provide for such other matters as are provided herein and recommended that the Limited Partners approve this Amendment; and

WHEREAS, the holders of a Unit Majority have approved this Amendment in accordance with Sections 13.2 and 13.3(a) of the Partnership Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner hereby adopts the following:

AMENDMENT

A. Amendment. The Partnership Agreement is hereby amended as follows:

1.	Section 13.9 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

The presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Partnership Securities of the class, classes or series for which a meeting has been called (including Outstanding Partnership Securities deemed owned by the General Partner), entitled to vote at the meeting, shall constitute a quorum at a meeting of Limited Partners of such class, classes or series. For purposes of establishing a quorum, abstentions and broker non-votes in respect of such Outstanding Partnership Securities shall be deemed to be Outstanding Partnership Securities present at such meeting. However, if any such action by the Limited Partners requires approval by holders of a greater percentage in voting power of such Partnership Securities, then the quorum shall be the holders of such greater percentage in voting power. For all matters presented to the Limited Partners holding Outstanding Partnership Securities at a meeting at which a quorum is present, for which no minimum or other vote of Limited Partners is required by any other provision of this Agreement, the rules or regulations of any National Securities Exchange on which the Partnership Securities are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, a majority of the votes cast by Limited Partners holding Outstanding Partnership Securities and entitled to vote on the matter shall be deemed to constitute the act of all Limited Partners. Abstentions and broker non-votes shall be deemed to not be votes cast with respect to such matter. On any matter for which a minimum or other vote of Limited Partners holding Outstanding Partnership Securities is provided by any other provision of this Agreement or required by the rules or regulations of any National Securities Exchange on which the Partnership Securities are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, then the act of the Limited Partners holding Outstanding Partnership Securities with voting power that in the aggregate represent at least such greater or different percentage shall be required (with the effect of abstentions and broker non-votes to be determined based on the applicable rule, regulation or law governing the vote of Limited Partners required to approve such matter; provided that if the effect of abstentions and broker non-votes is to be specified by such applicable rule, regulation or law and there is no prevailing interpretation of such effect, then abstentions and broker non-votes shall be deemed to not have been cast with respect to such matter; provided further, that, for the avoidance of doubt, with respect to any matter on which this Agreement requires the approval of a specified percentage of the Outstanding Partnership Securities, abstentions and broker non-votes shall be counted as votes against such matter). The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Partnership Securities specified in this Agreement (including Outstanding Partnership Securities deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority in voting power of the Outstanding Partnership Securities entitled to vote at such meeting (including Outstanding Partnership Securities deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

E. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the Effective Date.

General Partner

LEGACY RESERVES GP, LLC

By:

AMENDMENT TO
FOURTH AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF LEGACY RESERVES LP

Annex B

FORM OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LEGACY RESERVES LP

[AMENDMENT APPROVAL]

THIS AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEGACY RESERVES LP, (this “Amendment”) is entered into effective as of [●], 2016 (the “Effective Date”) by Legacy Reserves GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of Legacy Reserves LP (the “Partnership”), a Delaware limited partnership, pursuant to Sections 13.2 and 13.3(a) of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 17, 2014 (the “Partnership Agreement”), upon approval by the holders of a Unit Majority. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Partnership Agreement.

PREAMBLE

WHEREAS, Section 13.2 of the Partnership Agreement provides that, subject to certain exceptions, a proposed amendment is effective upon its approval by the General Partner and the holders of a Unit Majority;

WHEREAS, Section 13.3(a) of the Partnership Agreement provides that any amendment that reduces a percentage of Outstanding Units required to take any action requires the approval of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced;

WHEREAS, the General Partner approved this Amendment and deemed it advisable and in the best interest of the Partnership and the Limited Partners to approve this Amendment;

WHEREAS, the General Partner proposed this Amendment to the Limited Partners at an annual meeting of the Limited Partners on [●], 2016 to (i) amend a voting standard and (ii) provide for such other matters as are provided herein and recommended that the Limited Partners approve this Amendment; and

WHEREAS, the holders of a Unit Majority have approved this Amendment in accordance with Sections 13.2 and 13.3(a) of the Partnership Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner hereby adopts the following:

AMENDMENT

A. Amendment. The Partnership Agreement is hereby amended as follows:

1.	Section 13.2 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

Except as provided in Section 13.1 and Section 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. Subject to Section 6.7(h), Section 16.5 and Section 17.5, to the extent applicable, a proposed amendment shall be effective upon its approval by (a) the General Partner, and (b) a majority of the votes cast by the holders of Units entitled to vote on the proposed amendment at a meeting at which a quorum is present [(with abstentions and broker non-votes being deemed to not have been cast with respect to such matter)][1] [in accordance with Section 13.9][2], unless a greater or different percentage is required under this Agreement or by Delaware law. [Notwithstanding Section 13.9, the presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Units, entitled to vote on the proposed amendment, shall constitute a quorum at a meeting of Limited Partners called for purposes of considering an amendment proposal pursuant to this Section 13.2. Abstentions and broker non-votes in respect of such Outstanding Units shall be deemed to be Outstanding Units present at such meeting for purposes of establishing a quorum.][3] Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

____________________

[1]	To be inserted if Proposal 2 is not approved at the annual meeting.

[2]	To be inserted if Proposal 2 is approved at the annual meeting.

[3]	To be inserted if Proposal 2 is not approved at the annual meeting.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

E. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the Effective Date.

General Partner

LEGACY RESERVES GP, LLC

By:

AMENDMENT TO
FOURTH AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF LEGACY RESERVES LP

Annex C

FORM OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LEGACY RESERVES LP

[MERGER APPROVAL]

THIS AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEGACY RESERVES LP, (this “Amendment”) is entered into effective as of [●], 2016 (the “Effective Date”) by Legacy Reserves GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of Legacy Reserves LP (the “Partnership”), a Delaware limited partnership, pursuant to Sections 13.2 and 13.3(a) of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 17, 2014 (the “Partnership Agreement”), upon approval by the holders of a Unit Majority. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Partnership Agreement.

PREAMBLE

WHEREAS, Section 13.2 of the Partnership Agreement provides that, subject to certain exceptions, a proposed amendment is effective upon its approval by the General Partner and the holders of a Unit Majority;

WHEREAS, Section 13.3(a) of the Partnership Agreement provides that any amendment that reduces a percentage of Outstanding Units required to take any action requires the approval of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced;

WHEREAS, the General Partner approved this Amendment and deemed it advisable and in the best interest of the Partnership and the Limited Partners to approve this Amendment;

WHEREAS, the General Partner proposed this Amendment to the Limited Partners at an annual meeting of the Limited Partners on [●], 2016 to (i) amend certain voting standards, and (ii) provide for such other matters as are provided herein and recommended that the Limited Partners approve this Amendment; and

WHEREAS, the holders of a Unit Majority have approved this Amendment in accordance with Sections 13.2 and 13.3(a) of the Partnership Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner hereby adopts the following:

AMENDMENT

A. Amendment. The Partnership Agreement is hereby amended as follows:

1.	Section 14.3(b) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

(b) Except as provided in Section 14.3(d) or Section 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of Units entitled to vote on the Merger Agreement at a meeting at which a quorum is present [(with abstentions and broker non-votes being deemed to not have been cast with respect to such matter)][1] [in accordance with Section 13.9][2]. [Notwithstanding Section 13.9, the presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Units, entitled to vote on the approval of the Merger Agreement, shall constitute a quorum at a meeting of Limited Partners called for purposes of considering a Merger Agreement pursuant to this Section 14.3(b). Abstentions and broker non-votes in respect of such Outstanding Units shall be deemed to be Outstanding Units present at such meeting for purposes of establishing a quorum.][3]

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

E. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

(Signature page follows)

____________________

[1]	To be inserted if Proposal 2 is not approved at the annual meeting.

[2]	To be inserted if Proposal 2 is approved at the annual meeting.

[3]	To be inserted if Proposal 2 is not approved at the annual meeting.

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the Effective Date.

General Partner

LEGACY RESERVES GP, LLC

By:

AMENDMENT TO
FOURTH AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF LEGACY RESERVES LP

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2016.
Vote by Internet
●	Go to www.investorvote.com/LGCY
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

To vote FOR all of the Board of Directors' recommendations, do not check any of the boxes, date and sign below and return the form in the postage paid envelope.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1.	Nominees to serve a one-year term:
		For	Withhold		For	Withhold		For	Withhold

	01 – Cary D. Brown	☐	☐	02 – Kyle A. McGraw	☐	☐	03 – Dale A. Brown	☐	☐

	04 – G. Larry Lawrence	☐	☐	05 – William D. Sullivan	☐	☐	06 – William R. Granberry	☐	☐

	07 – Kyle D. Vann	☐	☐	08 – Paul T. Horne	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of an amendment to our Partnership Agreement relating to voting standards for votes of the Partnership’s securities (“Voting Standards Amendment”).	☐	☐	☐	3.	Approval of an amendment to our Partnership Agreement relating to voting standards for approval of an amendment to our Partnership Agreement (“Partnership Agreement Amendment Amendment”).	☐	☐	☐

4.	Approval of an amendment to our Partnership Agreement relating to voting standards for approval of merger agreements under consideration by the Partnership (“Merger Agreement Amendment”).	☐	☐	☐	5.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If no box is checked with respect to Proposal 1, Proposal 2, Proposal 3, Proposal 4 or Proposal 5, your signature below authorizes the proxies to vote "FOR" the Board of Directors' recommendations for these proposals as indicated on the reverse side of this proxy card.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

02A5SD

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — Legacy Reserves LP

303 W. Wall, Suite 1800
Midland, Texas 79701

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF LEGACY RESERVES GP, LLC FOR THE ANNUAL MEETING OF UNITHOLDERS OF LEGACY RESERVES LP TO BE HELD ON MAY 10, 2016.

The undersigned hereby appoints Micah C. Foster and James Daniel Westcott, each of them, any one of whom may act without joinder of the other, with full power of substitution, resubstitution and ratification, attorneys and proxies of the undersigned to vote all units representing limited partnership interests of Legacy Reserves LP which the undersigned is entitled to vote at the annual meeting of unitholders to be held at the Midland Petroleum Club located at 501 W. Wall, Midland, Texas 79701 on Tuesday, May 10, 2016 at 10:30 a.m., local time, and at any adjournment or postponement thereof, in the manner stated herein as to the matters set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1, FOR THE VOTING STANDARDS AMENDMENT, FOR THE PARTNERSHIP AGREEMENT AMENDMENT AMENDMENT, FOR THE MERGER AGREEMENT AMENDMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND, IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS OF LEGACY RESERVES GP, LLC RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, A VOTE FOR THE VOTING STANDARDS AMENDMENT, A VOTE FOR THE PARTNERSHIP AGREEMENT AMENDMENT AMENDMENT, A VOTE FOR THE MERGER AGREEMENT AMENDMENT AND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF OUR SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF UNITHOLDERS, THE 2015 ANNUAL REPORT AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

(To be Voted and Signed on Reverse Side)

C	Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.